Exhibit 2.1

STOCK PURCHASE AGREEMENT

among

STAFFING 360 SOLUTIONS, INC.,

HEADWAY WORKFORCE SOLUTIONS, Inc.,

and

CHAPEL HILL PARTNERS, LP, as the Sellers’ Representative,

Dated as of April 18, 2022

TABLE OF CONTENTS

		Page

Article I DEFINITIONS		4

1.1	Certain Definitions	4

1.2	Terms Defined Elsewhere in this Agreement	14

1.3	Other Definitional and Interpretive Matters	15

Article II PURCHASE AND SALE OF THE STOCK; CONSIDERATION; CLOSING		17

2.1	Purchase and Sale of the Stock; Allocation of Consideration	17

2.2	Consideration	17

2.3	Payment of Purchase Price; Transaction Expenses	17

2.4	Purchase Price Adjustment	18

2.6	Closing Date	21

2.7	Sellers’ Representative and the Company’s Deliveries on the Closing Date	21

2.8	Buyer’s Deliveries on the Closing Date	20

2.9	Compensatory Payments	24

2.10	Withholding	24

Article III REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS		25

3.1	Organization and Good Standing	25

3.2	Authorization of Agreement	25

3.3	Conflicts; Consents of Third Parties	25

3.4	Ownership and Transfer of Stock	26

3.5	Litigation	26

3.6	Financial Advisors	26

Article IV REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND THE SUBSIDIARIES		26

4.1	Organization and Good Standing	26

4.2	Authorization of Agreement	26

4.3	Conflicts; Consents of Third Parties	27

4.4	Capitalization	27

4.5	Subsidiaries	28

4.6	Corporate Records	28

4.7	Financial Statements	29

4.8	No Undisclosed Liabilities	29

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4.9	Absence of Certain Developments	30

4.10	Taxes	32

4.11	Real Property	35

4.12	Tangible Personal Property	37

4.13	Intellectual Property	38

4.14	Material Contracts	40

4.15	Employee and Labor Matters; Benefits Plans	42

4.16	Litigation	46

4.17	Compliance with Laws	46

4.18	Environmental Matters	47

4.19	Insurance	48

4.20	Accounts and Notes Receivable and Payable	48

4.21	Related Party Transactions	49

4.22	Banks; Power of Attorney	49

4.23	Immigration	49

4.24	FCPA; Anti-Corruption; Anti-Bribery Laws; and Anti-Money Laundering; Trade Regulations	49

4.25	Customers and Suppliers	50

4.26	Financial Advisors	51

4.28	Full Disclosure	51

4.29	Working Capita	51

Article V REPRESENTATIONS AND WARRANTIES OF BUYER		52

5.1	Organization and Good Standing	52

5.2	Authorization of Agreement	52

5.3	Conflicts; Consents of Third Parties	52

5.4	Litigation	52

5.5	Investment Intention	52

5.6	Financial Advisors	52

Article VI COVENANTS		53

6.1	Transactions with Related Persons	53

6.2	[Intentionally Omitted].	53

6.3	Non-Competition; Non-Solicitation; Confidentiality; Non-Disparagement	54

6.4	Preservation of Records	55

6.5	[Intentionally Omitted]	56

6.6	Publicity	56

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6.7	Releases	56

6.8	Further Assurances	57

6.9	Sellers’ Representative Access	57

Article VII INDEMNIFICATION AND TAX MATTERS		61

7.1	Survival of Representations, Warranties and Covenants	61

7.2	Indemnification	62

7.3	Indemnification Procedures	64

7.4	Other Indemnification Provisions	65

7.5	Indemnity Payments	66

7.6	Exclusive Remedies	66

7.7	Tax Matters	66

7.8	[Intentionally Omitted]	68

7.9	Right to Setoff	68

Article VIII TERMINATION		69

8.1	Termination	69

Article IX MISCELLANEOUS		69

9.1	Expenses	69

9.2	Specific Performance	70

9.3	Submission to Jurisdiction; Consent to Service of Process	70

9.4	Entire Agreement; Amendments and Waivers	70

9.5	Governing Law	71

9.6	Notices	71

9.7	Severability	72

9.8	Binding Effect; Assignment	72

9.9	Non-Recourse	72

9.10	Counterparts	72

9.11	Waiver of Jury Trial	72

9.12	Sellers’ Representative	73

Exhibits

Exhibit A – Adjusted EBITDA

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) dated as of April 18, 2022 is being entered into by and among Staffing 360 Solutions, Inc., a Delaware Corporation (“Buyer”), Headway Workforce Solutions, Inc., a Delaware corporation (the “Company”), and Chapel Hill Partners, LP, as the representative of all of the stockholders (collectively, the “Sellers”) of the Company (the “Sellers’ Representative”).

RECITALS

WHEREAS, as of the date hereof, the Company directly or indirectly owns (a) 100% of the issued and outstanding membership interests of Headway Employer Services, LLC, a Delaware limited liability company (“Headway Employer”); (b) 100% of the issued and outstanding membership interests of Headway Payroll Services, LLC, a Delaware limited liability company (“Headway Payroll”); (c) 100% of the issued and outstanding stock of Headway HR Solutions, Inc., a New York corporation (“Headway HR”); and (d) 100% of the issued and outstanding membership interests of NC PEO Holdings, LLC., a Delaware limited liability Company (“NC PEO” and collectively with Headway Employer, Headway Payroll, Headway HR, and Headway Workforce, the “Subsidiaries” and each individually, a “Subsidiary”);

WHEREAS, the requisite holders of the voting power of all Stock of the Company will take all necessary corporate action and will approve the sale of 100% of all the Stock of the Company to the Buyer, and Buyer desires to purchase all of the Stock of the Company (the “Purchased Shares”) from the Sellers’ Representative, as duly appointed agent and attorney in fact of each Seller, upon the terms contained in this Agreement (the “Transaction”);

WHEREAS, pursuant to the Company’s organizational documents and the requisite action and approvals by the Company’s board of directors and the Sellers’ Representative, the Sellers’ Representative has the power to act as proxy and power-of-attorney for all Sellers, and in such capacity, take all necessary actions and execute and deliver all documents deemed necessary and appropriate to consummate the Transaction; and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Adjusted EBITDA” means the Company’s EBITDA as calculated and adjusted pursuant to Exhibit A.

“Adjustment Amount” means, without double counting, an amount, which may be a positive or negative number, equal to the sum of (a) the Final Closing Balance Sheet Changes minus the Estimated Closing Balance Sheet Changes, and (b) the Estimated Transaction Expenses minus the Final Transaction Expenses.

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“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, including any spouse of such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Becker Advance” means the payment that the Company is obligated to pay to Becker LLC for legal fees incurred by Sellers, in an amount to be determined at Closing, which shall be paid in accordance with the procedure set forth in Section 2.3(b) herein.

“Benchmark Balance Sheet” means the consolidated balance sheet of the Company and the Subsidiaries as of February 28, 2022 attached hereto as Exhibit B.

“Business Day” means any day of the year other than a Saturday or Sunday or any day on which banks are generally closed in the ordinary conduct of business in New York, New York.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“CARES Act and COVID Relief Programs” means, collectively, the CARES Act, the Families First Coronavirus Response Act, and all FAQs or Interim Final Rules issued by any Governmental Body related thereto, and any similar Applicable Laws or programs that address the financial impact of the COVID-19 pandemic on employers, including the PPP Loan Program and any programs or facilities established by the Board of Governors of the Federal Reserve System to which the U.S. Treasury Department has provided financing as contemplated by Title IV of the CARES Act.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, as amended.

“Closing Balance Sheet” means the consolidated balance sheet of the Company and the Subsidiaries as of February 28, 2022.

“Closing Balance Sheet Changes” means, as of the Effective Time, an amount equal to any negative differential to the Company’s balance sheet between the Closing Balance Sheet and the Benchmark Balance Sheet outside the Ordinary Course of Business. For the avoidance of doubt, changes on the balance sheet resulting from normal operating activity in accordance with past practices, including ordinary seasonal business fluctuations, shall be considered Ordinary Course of Business. Additionally, for the avoidance of doubt, any forgiveness or reduction (or lack thereof) of that certain Small Business Administration Paycheck Protection Program Note dated May 13, 2020 between Newtek Small Business Finance, LLC and the Company shall have no impact and not be considered when determining any Closing Balance Sheet Changes.

“Closing Payment” means an amount equal to (i) the Purchase Price, minus (ii) the Cash Payment, minus (iii) the Closing Balance Sheet Changes, and minus (iii) the Estimated Transaction Expenses, except for the Becker Advance, which shall be accounted for as specifically set forth in Section 2.3(b) herein, and shall not reduce the amount of the Closing Payment.

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“Closing Working Capital” means, as of February 28, 2022, (a) the consolidated current assets, including accounts receivable, inventory, deposits, and prepaid expenses of the Company and the Subsidiaries (including cash, but excluding, deferred Tax assets, income Tax assets and receivables from any of the Company and the Subsidiaries’ Affiliates, managers, Employees, officers or members and any of their Affiliates), in each case, less (b) the consolidated current liabilities, including accounts payable, accrued Taxes, accrued expenses, unpaid checks, drafts or wire transfers and other current liabilities of the Company and the Subsidiaries (but excluding payables, Restricted Cash, deferred Tax Liabilities and the current portion of long term Company Indebtedness), determined in accordance with GAAP, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Company’s and the Subsidiaries’ consolidated Financial Statements for the most recent fiscal year end as if such accounts were being prepared and reviewed as of a fiscal year end.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all Intellectual Property owned by the Company or the Subsidiaries.

“Company Privacy Policy” means each written past or present privacy policy or written privacy or security-related representation, obligation or promise of the Company or any of the Subsidiaries related to their business, including any such policy, representation, obligation, or promise relating to: (a) the privacy of users of any website or service operated by or on behalf of the Company or the Subsidiaries; or (b) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Personally Identifiable Information.

“Confidential Information” means any information with respect to the Company and/or the Subsidiaries or any member thereof, including, methods of operation, products, Technology, inventions, Trade Secrets, commercial secrets, know-how, Software, marketing methods and sales plans and strategies, suppliers, competitors, markets, market surveys, techniques, research, development, production processes, finances, technical data, policies, strategies, designs, formulas, developmental or experimental work, improvements, discoveries, plans for research or future developments, database schemas or tables, infrastructure, development tools or techniques, training manuals, marketing, distribution and installation plans, processes and strategies, methodologies, business plans, budgets, financial information and data, customer and client information, prices and pricing strategies, costs, fees, customer and client lists and profiles, employee, customer and client non-public personal information, supplier lists, business records, audit processes, management methods and information, reports, recommendations and conclusions or other specialized information or proprietary matters; provided, that “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder or prohibited by any other confidentiality agreement.

“Contingent Payment” means a payment for the Contingent Period calculated in accordance with Annex A attached hereto.

“Contract” means any contract, agreement, commitment, indenture, note, bond, mortgage, charge, loan, instrument, lease, sublease, agreement to lease, occupancy agreement, license, purchase order, service agreement, bill of lading, sales order or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral, and all amendments or modifications thereto.

“Data Protection Laws” means all data protection Laws and industry standards pertaining to the protection of “Personally Identifiable Information.”

“DOL” means the U.S. Department of Labor.

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“Contingent Period” means the twelve (12) month period beginning on the first day of the month in which the Closing Date occurs and ending on the last day of the month immediately prior to the twelve (12) month anniversary. For example, if the Closing Date is May 15, 2022, the Contingent Period begins on May 1, 2022 and ends on April 30, 2023.

“Employee” means any individual who is an employee – whether by contract, common law or otherwise – of the Company or any the Subsidiaries on the date hereof, including Internal Employees.

“Environmental Law” means any Law as now or hereafter in effect in any way relating to protection of human health and safety, public welfare, the environment, or natural resources, including those Laws relating to the storage, handling and use of chemicals, hazardous substances (as that term is defined by CERCLA or other analogous Law), hazardous materials or waste materials of any kind, those relating to the generation, processing, treatment, storage, transport, disposal or other management of chemicals, hazardous substances (as that term is defined by CERCLA or other analogous Law), hazardous materials or waste materials of any kind, those Laws relating to the Release, reporting, discharge, investigation, or remediation of waste materials, hazardous substances (as that term is defined by CERCLA or other analogous Law), hazardous materials or waste materials of any kind, and those Laws relating to the protection of threatened or endangered species or environmentally sensitive areas. Environmental Law includes the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and analogous state or local Laws, as each has been or may be amended and the regulations promulgated pursuant thereto.

“Environmental Permit” means any Permit required by Environmental Laws for the operation of the Company and the Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that would be considered as a single employer with any of the Company and the Subsidiaries under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code, either currently or within the six (6) year period preceding the date of this Agreement.

“Former Employee” means any individual who was employed by the Company or any Subsidiary, whether by contract, common law or otherwise, but who is no longer employed on the Closing Date, including Former Internal Employees.

“Former Internal Employee” means any individual who was employed by the Company or any of the Subsidiaries, whether by contract, common law or otherwise, in an executive, managerial, sales, marketing, accounting, administrative or other operational capacity for the Company or any of the Subsidiaries, but who is no longer employed on the Closing Date, and, for the avoidance of doubt, does not include any temporary employee whose services were billed to clients of the Company or any of the Subsidiaries in accordance with the contracts between the Company or any of the Subsidiaries and the applicable clients.

“Fundamental Representations” means the representations and warranties set forth in Section 3.1 (organization and good standing), 3.3(a) (conflicts), 3.6 (financial advisors), 4.1 (organization and good standing), 4.3(a) (conflicts), 4.5 (subsidiaries), 4.10 (taxes), 4.21 (related party transactions), 4.26 (financial advisors), 5.1 (organization and good standing), 5.3(a) (conflicts), 5.6 (financial advisors) and 5.7 (sufficiently of funds).

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“GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal) or Taxing Authority under or for the account of any of the foregoing; or (d) with respect to any specified Person, any arbitrator who has the authority to render a binding decision on such Person that may be enforced in a court of competent jurisdiction.

“Hazardous Material” means any substance, material or waste which is regulated because of its effect or potential effect on public health or the environment, including any material, substance or waste which is recycled, or which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “solid waste,” “pollutant or contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum or any fraction thereof, petroleum products, natural gas, natural gas liquids, liquefied natural gas or synthetic gas, asbestos, mold, asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

“Improvements” means all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery, fixed equipment and appurtenances situated on, in, under, over or forming part of any real property.

“Indebtedness” of any Person means, without duplication, (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments, the payment of which such Person is responsible or liable for (including any seller notes, deferred purchase price obligations or earn-out obligations issued or entered into in connection with any acquisition undertaken by such Person); (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation; (c) all obligations of such Person under leases (i) required to be capitalized in accordance with GAAP or (ii) have been classified as capital or finance leases in the Financial Statements; (d) all obligations of such Person, contingent or otherwise, for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (e) all obligations of such Person under interest rate, currency swap or other hedging transactions (valued at the termination value thereof); (f) the liquidation value, accrued and unpaid dividends; prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock (or other equity) of such Person; (g) all obligations from deferred compensation arrangements; (h) all obligations under surety bonds; (i) all obligations payable to the Company’s Affiliates, managers, officers or members and any of their Affiliates, (j) all unpaid payroll or employment Taxes of the Company or any of its Subsidiaries for all Tax periods ending on or before the Closing Date that were deferred pursuant to the CARES Act to any Tax period ending after the Closing Date, (k) all Taxes of the Company and any of its Subsidiaries that are attributable to periods that end on or prior to the Closing Date; (l) all obligations of the type referred to in clauses (a) through (k) of any Persons, the payment of which such Person is responsible or liable for, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (m) all obligations of the type referred to in clauses (a) through (l) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); and (n) all obligations of the Company related to Restricted Cash needed for letters of credit.

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“Indefinite Representations” means the representations and warranties set forth in Section 3.2 (authorization of agreement), 3.4 (ownership and transfer of stock), 4.2 (authorization of agreement), 4.4 (capitalization), 5.2 (authorization of agreement) and 5.8 (Staffing 360 Preferred Stock).

“Independent Contractor” means a Person providing services to the Company or any Subsidiary on the date hereof who is not an Employee.

“Intellectual Property” means any right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) patents and applications therefor, including continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (c) Internet domain names; (d) copyrights and mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof (collectively, “Copyrights”); (e) trade secrets and other proprietary information (“Trade Secrets”); and (f) other intellectual property rights arising from or relating to Technology.

“Intellectual Property Licenses” means (a) any grant by any of the Company or the Subsidiaries to another Person of any right relating to or under Intellectual Property and (b) any grant by another Person to the Company or any of the Subsidiaries of any right relating to or under any third Person’s Intellectual Property.

“Internal Employee” means any individual who is employed by the Company or any of the Subsidiaries, whether by contract, common law or otherwise, in an executive, managerial, sales, marketing, accounting, administrative or other operational capacity for the Company or any of the Subsidiaries, on the date hereof, and, for the avoidance of doubt, does not include any temporary employee whose services are being, or have been, billed to clients of the Company or any of the Subsidiaries in accordance with the contracts between the Company or any of the Subsidiaries and the applicable clients.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Knowledge” means, with respect to any Person that is not an individual, the knowledge after due inquiry of any of such Person’s directors, managers and executive officers having responsibility relating to the applicable matter or, in the case of an individual, knowledge after due inquiry. Without limiting the generality of the foregoing and for avoidance of doubt, the Knowledge of the Company shall include only the knowledge of Jean-Pierre Sakey and Joseph Yelenic after due inquiry.

“Law” means any federal, state, local (statutory, common or otherwise), municipal, foreign or international, multinational or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, guideline, policy, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, applied, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), claim or counterclaim, hearing, investigation, audit or examination commenced, brought, conducted or heard by or before (or, in the case of threatened proceedings, that would be commenced, brought, conducted or heard by or before) any Governmental Body.

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“Liability” means any debt, Loss, damage, adverse claim, fine, penalty, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto including all reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation.

“Lien” means any lien, defect, covenant, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, interference, option, license, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any lease in the nature thereof, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Material Adverse Effect” means any result, occurrence, fact, change, event or effect (whether or not constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects (a) could reasonably be expected to have a material adverse effect on the projected business, operations, prospects, assets, Liabilities, condition (financial or otherwise) or results of operations (including EBITDA or cash flow), in each case, of the Company and the Subsidiaries, taken as a whole, (b) prevents or materially impairs or delays, or could reasonably be expected to prevent or materially impair or delay, the ability of any of the Company or any of the Sellers to consummate the transactions contemplated by this Agreement or perform their duties under this Agreement or the Seller Documents or Company Documents, or (c) is or could reasonably be expected to be materially adverse to the ability of the Company or any the Subsidiaries to operate its business immediately after the Closing substantially in the manner as such business was operated immediately prior to the Closing; provided, that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, nor shall any of the following be taken into account in determining whether there has been a Material Adverse Effect: any event, change, development or effect resulting from or arising out of (A) general economic conditions, (B) general conditions in the industry in which the Company and the Subsidiaries operate, or (C) any natural disaster, pandemic, or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, except, in the case of the foregoing clauses (A), (B), and (C), the extent that such matters disproportionately impact the Company or any of the Subsidiaries relative to other businesses in the industry in which the Company or any of the Subsidiaries operate. For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to the term Material Adverse Effect.

“Open Source Software” means Software that is licensed under any open source license that grants users the rights to modify and distribute the Software to anyone and for any purpose, including any Software that satisfies the definition of open source software by the Open Source Initiative.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

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“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the business of the Company and the Subsidiaries through the date hereof consistent with past practice.

“Outside Date” means July 17, 2022, which date may be extended upon mutual written agreement of the Buyer and Sellers’ Representative.

“Permits” means any approvals, certifications, authorizations, consents, licenses, registrations, variances, permits, registrations or certificates granted by or obtained from a Governmental Body, and applications therefor and renewals thereof.

“Permitted Exceptions” means (a) statutory Liens for current Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; (b) mechanics’, carriers’, workers’ and repairers’ Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the property so encumbered and that are not resulting from a breach, default or violation by any of the Company or the Subsidiaries of any Contract or Law; and (c) zoning, entitlement and other land use and environmental regulations by any Governmental Body; provided that such regulations: (i) have not been violated; (ii) do not materially adversely affect the operation of the business of any of the Company or the Subsidiaries from such lands or the continued use of the real property to which they relate; and (iii) do not affect the marketability of the real property to which they relate.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Personally Identifiable Information” means any information that directly or indirectly identifies or reasonably can be used to identify or locate an individual or device, including geolocation data, UIDs, email addresses and click stream data. For the avoidance of doubt, Personally Identifiable Information includes, but shall not be limited to, all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act, the Fair and Accurate Credit Transactions Act and the Fair Credit Reporting Act, “protected health information” as defined under the Health and Insurance Portability and Accountability Act of 1996, and “personal data” as defined under the EU General Data Protection Regulation.

“Plans” means (a) all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, Contract, or understanding (whether qualified or nonqualified, written or unwritten), and any trust, escrow or other agreement related thereto, which currently is sponsored, established, maintained or contributed to or required to be contributed to by any of the Company or the Subsidiaries or for which any of the Company or the Subsidiaries have any Liability, contingent or otherwise, and (b) all “multiemployer plans,” as that term is defined in Section 4001 of ERISA and all “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title IV of ERISA or Section 412 of the Code which any of the Company or the Subsidiaries or any ERISA Affiliate has maintained or contributed to or been required to contribute to at any time within six (6) years prior to the Closing Date or with respect to which any of the Company and the Subsidiaries or any ERISA Affiliate has any Liability, contingent or otherwise.

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“PPP Lenders” means Celtic Bank Corporation and Newtek Small Business Finance, LLC.

“PPP Requirements” means, to the extent relating to the Paycheck Protection Program, (i) the CARES Act, (ii) the Paycheck Protection Program Flexibility Act of 2020 (Public Law 116-142), and (iii) any and all applicable regulations, ordinances, orders, guidance (including published responses to frequently asked questions), program rules, or policies promulgated with respect thereto by the U.S. Small Business Administration, U.S. Department of Treasury, Internal Revenue Service, U.S. Department of Justice, and other agencies with jurisdiction with respect thereto.

“Privacy Commitment” means any applicable Law, any rule of a self-regulatory organization with which the Company or any of the Subsidiaries are or was required to comply, any applicable published industry best practice or other standard with which the Company or any of the Subsidiaries is or was required to comply, and any applicable requirement contained in a Contract to which the Company or any of the Subsidiaries are a party or is otherwise bound, that: (a) pertains to (i) privacy or restrictions or obligations related to the collection, use, disclosure, transfer, transmission, storage, hosting, disposal, retention, interception or other processing of Personally Identifiable Information, or (ii) direct marketing to consumers or consumer protection; and (b) exists in any country in which the Company or any of the Subsidiaries are subject to the jurisdiction of that country’s courts.

“Proprietary Software” means any Software owned by the Company or the Subsidiaries.

“Registered Intellectual Property” means all Patents, all Copyrights, Marks and Internet domain name registrations and applications for registration that, in each case, are owned by any of the Company or the Subsidiaries.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration.

“Restricted Cash” means any cash which is not freely usable by the Buyer at Closing because it is subject to restrictions, limitations or taxes on use or distribution by Law, contract or otherwise, including without limitation, restrictions on dividends, collateral for letters of credit, and repatriations or any other form of restriction.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers’ Representative Allocation Certificate” means a certificate to be duly executed by the Sellers’ Representative and delivered to Buyer at Closing, under which Sellers’ Representative certifies, on behalf of each Seller, as to the allocation of all payments due to each Seller under this Agreement.

“Significant IP Licenses” means those IP Licenses maintained by the Company or the Subsidiaries involving aggregate consideration in excess of $25,000, and which, in each case, cannot be cancelled without penalty or without more than sixty (60) days’ notice.

“Software” means any (a) computer programs, including any software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data , whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) documentation, including user manuals and other training documentation related to any of the foregoing.

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“Staffing 360 Preferred Stock” means the Series H Preferred Stock of the Buyer being issued to the Sellers under the terms of this Agreement, which are subject to the terms and conditions set forth within the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock.

“Staffing 360 Preferred Stock Certified Cap Table” means a capitalization table to be duly executed and certified by the Board of Directors, or a duly authorized representative, of Buyer, setting forth all of the issued and outstanding shares of the Staffing 360 Preferred Stock held by Sellers in relation to, and as a result of, this Agreement.

“Stock” means all of the issued and outstanding common stock, preferred stock and any other equity of the Company.

“Tax” or “Taxes” means (a) any and all domestic or foreign, federal, state, local or other taxes (including estimated taxes), levies, fees, imposts, or duties of any kind (together with any and all interest, fines, assessments, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Body, including, without limitation (i) taxes with respect to income, franchises, windfall or other profits and gross receipts and (ii) real or personal property, sales, use, goods and services, capital stock, employment, unemployment, social security, unclaimed property, payroll, customs duties, transfer, license, branch, utility, severance, production, occupation, premium, workers’ compensation or net worth, capital gains and taxes in the nature of excise, withholding, ad valorem or value added whether disputed or not; and (b) any transferee liability or other obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person in respect of any items described in clause (a) of this definition.

“Tax Return” means any report, declaration, statement, return or other information filed in respect of Taxes, and any claims for refund of Taxes, including any amendments or supplements to any of the foregoing with any Taxing Authority with respect to Taxes imposed upon, or attributable to, the operations of the business.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Technology” means, collectively, Software, information, programming content and data, designs, source code, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, tools, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings and registered domain names, website pages and other website development, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

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“Transaction Expenses” means any (whether or not accrued, accelerated or deferred) fees, expenses, or other payments or obligations of the Sellers, the Company or any of the Subsidiaries (including those fees, expenses, payments and obligations incurred by any of the Company or the Subsidiaries on behalf of Sellers or Sellers’ Representative), arising from or in connection with the negotiation, preparation, execution, delivery, consummation and performance of this Agreement, the Seller Documents, the Company Documents, and any due diligence requests or activity related to the transactions contemplated hereby and thereby, including (a) all fees, costs and expenses incurred by the Company, the Subsidiaries or the Sellers in connection with the negotiation, preparation and execution of the this Agreement and the other agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, any financial advisors’, attorneys’, accountants’ and other professional fees and expenses, (b) any payments arising from retention, severance, “stay,” sale, transaction or sign-on bonuses as well as any deferred compensation payable to Employees of any of the Company or any of the Subsidiaries and any other similar payments to Employees and representatives, including the Company’s, any of the Subsidiaries’ or Sellers’ portion of employment and similar Taxes associated with such items, (c) any fees, expenses, break costs (including costs calculated based on difference in swap and current rates) payments or other costs related to the termination of any swap agreements, derivative transactions, or similar arrangements, (d) the Company’s and the Subsidiaries’ portion of any employment or payroll Taxes associated with the amounts payable under the foregoing clause (b) incurred or otherwise payable by the Company or any Subsidiary whether at, prior to or after the Closing in connection with this Agreement and the consummation of the transactions contemplated hereby, or (e) all severance and related expenses payable to Jean-Pierre Sakey. Notwithstanding the following, the Becker Advance referenced in Section 2.3(d) herein shall be treated as an advance against the Contingent Payment to be paid to Sellers’ Representative on behalf of the Sellers under Section 2.5 herein, and shall not reduce the amount of the Closing Payment.

“Treasury Regulations” means the regulations promulgated under the Code.

“Unpaid Transaction Expenses” means the amount of Transaction Expenses incurred as of or after the Closing but unpaid as of the Effective Time.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the Sections indicated:

Term	Section

Accounting Principles	2.4(a)
Adjustment Statement	2.4(b)
Agreement	Preamble
Balance Sheet	4.7(a)
Balance Sheet Date	4.7(a)
Buyer	Preamble
Buyer and Company Released Parties	6.7(a)
Buyer Documents	5.2
Buyer Indemnified Parties	7.2(a)
Closing	2.6
Closing Date	2.6
Company	Preamble
Company Documents	4.2
Company Group	6.3(b)
Company Permits	4.17(b)
Company Property or Company Properties	4.11(a)
Computer Systems	4.13(j)
Consulting Agreement	2.7(r)
Deductible	7.4(a)
Effective Time	2.6
Employment Agreements	2.7(p)
Estimated Closing Balance Sheet Changes	2.4(a)
Estimated Closing Statement	2.4(a)
Estimated Transaction Expenses	2.4(a)

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FCPA	4.24(a)
Final Amounts	2.4(c)
Final Closing Balance Sheet Changes	2.4(c)
Final Transaction Expenses	2.4(c)
Financial Statements	4.7(a)
Fundamental Cap	7.4(b)
General Cap	7.4(b)
General Survival Period	7.1
Government Official	4.24(a)
Headway Employer	Recitals
Headway HR	Recitals
Headway Payroll	Recitals
Headway Workforce	Recitals
Immigration Laws	4.23
Independent Accountant	2.4(c)
IP Licenses	4.13(e)
Loss or Losses	7.2(a)
Material Contracts	4.14(a)
NC PEO	Recitals
Personal Property Leases	4.12(b)
Private Sector Counterparty	4.24(a)
Proposed Amounts	2.4(b)
Purchased Shares	Recitals
Purchase Price	2.2
Real Property Lease or Real Property	4.11(a)
Related Person or Related Persons	4.21
Restricted Business	6.3(a)
Restricted Period	6.1
Seller or Sellers	Preamble
Seller Documents	3.2
Seller Indemnified Parties	7.2(c)
Seller Releasing Parties	6.7(a)
Sellers’ Representative	Preamble
Significant Customer	4.25(a)
Significant Supplier	4.25(b)
Straddle Period	7.7(b)
Subsidiary or Subsidiaries	Recitals
Subsidiary Interest	4.5
Survival Period	7.1
Tax Claim	7.7(d)(i)
Third-Party Claim	7.3(b)
Transaction Expense Statements	2.7(d)(i)

1.3 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided in this Agreement, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

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Dollars. Any reference to “$” or “dollars” shall mean the legal tender of the United States.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. The Schedules to Article III, Article IV and Article V shall be organized in parts corresponding to the numbering in such Articles with disclosures in each part specifically corresponding to or cross referencing a particular Section and subsection of such Articles. The disclosure of information on any Schedule will not be deemed to be disclosed on any other Schedule or to relate to any provision of the Agreement other than the particular Section or subsection to which such Schedule refers.

Gender and Number. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Except as otherwise expressly provided or unless the context otherwise requires, definitions shall be equally applicable to both the singular and plural forms of the terms defined.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any to Sections, Schedules, Annexes and Exhibits mean the Sections of, and Schedules, Annexes and Exhibits attached to, this Agreement.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including,” or any variation thereof, means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Made Available. The phrase “Made Available” means that an accurate and complete copy of the information or documents (for the avoidance of doubt, including all amendments, waivers, exhibits and schedules thereto) is available for Buyer to download in reviewable format in the Project Leapfrog folder on the electronic documentation site established by Microsoft Teams on behalf of the Company, the Subsidiaries and Sellers at least three (3) Business Days prior to the date of the execution of this Agreement.

(b) The parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arms-length negotiations. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(c) Except as specified herein, it is the intention of the parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties and covenants in this Agreement shall be construed to be cumulative and that each representation, warranty and covenant in this Agreement shall be given full separate and independent effect. Without limitation to the foregoing, except as otherwise expressly provided in this Agreement, nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made in this Agreement. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that such party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(d) References. References herein (i) to the words “party” and “parties” shall refer to Buyer, the Company, and Seller Representative; (ii) to all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; (iii) to Sections, Schedules, Annexes and Exhibits mean the Sections of, and Schedules, Annexes and Exhibits attached to, this Agreement, (iv) to an agreement, document or instrument means such agreement, document or instrument as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof, including by waiver or consent, (v) to a specific Law, or to specific provisions of Laws means such Law or specific provisions of Laws as amended, modified or supplemented from time to time and in effect on the date hereof and includes any successor comparable Laws in effect on the date hereof or provisions of Laws thereto in effect on the date hereof and any rules and regulations promulgated thereunder in effect on the date hereof, (vi) to a list, or any like compilation, means that the item referred to is complete and correct, and (vii) to “any” means “any and all;” and (viii) to the word “Agreement,” means this Agreement as amended or supplemented, together with all Exhibits, Annexes, and Schedules attached hereto or incorporated by reference.

Article II
PURCHASE AND SALE OF THE STOCK; CONSIDERATION; CLOSING

2.1 Purchase and Sale of the Stock; Allocation of Consideration. At the Closing, subject to the terms and conditions of this Agreement, Sellers’ Representative, with all due authority and power, on behalf of and as lawful agent of the Sellers, shall sell, transfer, assign, and convey the Purchased Shares to Buyer, and Buyer shall purchase, acquire and accept such Purchased Shares from the Sellers’ Representative, on behalf of all Sellers, in exchange for (i) a cash payment in the amount of Fourteen Thousand Sixty Five US Dollars and Twenty Cents ($14,065.20) (the “Cash Payment”), and (ii) the receipt of Staffing 360 Preferred Stock with a value equal to the Closing Payment (the “Staffing 360 Preferred Stock Payment”).

2.2 Consideration. The aggregate consideration for the sale of the Purchased Shares and the post-Closing covenants and agreements of Sellers’ Representative, on behalf of the Sellers, set forth in this Agreement shall be an amount equal to Nine Million Fourteen Thousand Sixty Five US Dollars and Twenty Cents ($9,014,065.20) (the “Purchase Price”), subject to adjustment as provided in Section 2.3, Section 2.4 and Article VII, plus the Contingent Payment, if earned, pursuant to Section 2.5, which shall be deemed additional Purchase Price.

2.3 Payment of Purchase Price; Transaction Expenses.

(a) At the Closing, Buyer shall deliver the Cash Payment to the Sellers’ Representative, on behalf of Sellers, by wire transfer of immediately available funds, to an account designated by Sellers’ Representative not fewer than three (3) Business Days prior to the Closing Date, and direct Sellers’ Representative to pay each Seller as set forth within the Seller Allocation Certificate. Buyer shall also deliver the Staffing 360 Preferred Stock Certified Cap Table to the Sellers’ Representative at the Closing, which shall reflect the allocations set forth within the Sellers’ Representative Allocation Certificate, and shall direct the Sellers’ Representative to distribute a copy of the Staffing 360 Preferred Stock Certificate Cap Table to each Seller.

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(b) Subject to Section 2.10, at the Closing, Buyer shall (or shall direct the Sellers’ Representative to) deliver, on behalf of Sellers, the Company or the Subsidiaries, as applicable, to each payee identified in each Transaction Expense Statement the amount payable to such payee as set forth in such Transaction Expense Statement and reflected in the Estimated Closing Statement, in each case by wire transfer to an account designated by the applicable payee; provided, that in no event shall the aggregate of all amounts payable pursuant to this Section 2.3(b) exceed the amount equal to the Purchase Price as adjusted pursuant to Section 2.4. Notwithstanding the foregoing sentence, the Becker Advance shall be paid by Buyer at Closing and treated as an advance against the Contingent Payment to be paid to Sellers’ Representative, on behalf of the Sellers, under Section 2.5 herein, and shall not reduce the amount of the Closing Payment. In the event that the Contingent Payment is not earned or does not cover the Becker Advance in full, then the Becker Advance shall be offset against interest earned and dividends payable on the Staffing 360 Preferred Stock on a pro rata basis. If, upon the third (3rd) anniversary of the Original Issue Date as set forth within the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Stock, the interest earned and dividends payable on the Staffing 360 Preferred Stock have not resulted in the payment in full of the Becker Advance, then, and only then, shall the Becker Advance be offset against the redemption price of the Staffing 360 Preferred Stock on a pro rata basis.

2.4 Purchase Price Adjustment.

(a) Three (3) Business Days prior to the Closing Date, the Company delivered to Buyer a written statement (the “Estimated Closing Statement”), setting forth in reasonable detail and accompanied by reasonably detailed backup documentation, the Company’s good faith estimate of (i) the Closing Balance Sheet Changes (“Estimated Closing Balance Sheet Changes”), and (ii) the Unpaid Transaction Expenses (the “Estimated Transaction Expenses”). Notwithstanding any input Buyer may have with respect to the amounts reflected in such written statement, no position or agreement made or taken by any of the parties with respect to the amounts reflected in such statement and/or such accompanying calculations shall preclude the Buyer from taking any other position or making any other argument with respect to the Adjustment Statement and/or accompanying calculations, as applicable. The Estimated Closing Statement is to be prepared in accordance with GAAP, as consistently applied in the preparation of the Financial Statements (the “Accounting Principles”) and the applicable definitions set forth herein.

(b) Within ninety (90) days after the Closing Date, Buyer shall cause to be prepared and delivered to Sellers’ Representative, a written statement (the “Adjustment Statement”) setting forth in reasonable detail and accompanied by reasonably detailed backup documentation, Buyer’s calculation of (i) Closing Balance Sheet Changes, and (ii) Unpaid Transaction Expenses (collectively, the “Proposed Amounts”).

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(c) The Adjustment Statement (and the computations of the Proposed Amounts indicated thereon) delivered by Buyer to Sellers’ Representative shall be deemed to be conclusive and binding upon the parties unless Sellers’ Representative, within thirty (30) days after delivery to Sellers’ Representative of the Adjustment Statement, notifies Buyer in writing that Sellers dispute in good faith the calculation of specific line items set forth therein, specifying the nature of each individual disputed line item calculation and the basis therefor in reasonable detail. Any line items not disputed by the Sellers’ Representative within thirty (30) days after delivery to Sellers’ Representative of the Adjustment Statement shall be final and binding on the parties. The parties shall in good faith attempt to resolve any dispute and, if the parties so resolve all disputes, the Adjustment Statement (and the computations of Proposed Amounts indicated thereon), as amended to the extent necessary to reflect the resolution of the dispute, shall be deemed to be conclusive and binding on the parties. If the parties do not reach agreement in resolving the dispute within thirty (30) days after such notice is given by Sellers’ Representative to Buyer pursuant to this Section 2.4(c), the parties shall submit the dispute to a nationally recognized independent accounting firm which is mutually agreeable to Sellers’ Representative, on behalf of the Sellers, and Buyer and which has not been engaged by, or provided services to, Sellers or the Company within the two-year period preceding the Closing (the “Independent Accountant”) for resolution; provided, that if the parties are unable to agree on the selection of the Independent Accountant, Sellers’ Representative, on the one hand, and Buyer, on the other hand, shall each select a nationally recognized independent accounting firm, which together shall appoint a third nationally recognized independent accounting firm to serve as the Independent Accountant, and such appointment shall be conclusive and binding on the parties. As promptly as practicable thereafter (and, in any event, within fifteen (15) days after the Independent Accountant’s engagement), Sellers’ Representative shall submit any unresolved disputes to the Independent Accountant in writing (with a copy to Buyer), supported by any documents and arguments upon which it relies. As promptly as practicable thereafter (and, in any event, within fifteen (15) days following the Sellers’ Representative submission of such unresolved disputes), Buyer shall submit its response to the Independent Accountant (with a copy to the Sellers’ Representative) supported by any documents and arguments upon which it relies. As soon as practicable thereafter, the Independent Accountant shall render a decision based solely on the respective written presentations of Buyer and the Sellers’ Representative. The Independent Accountant shall act solely as an expert in resolving any disputed item and not as an arbitrator. In resolving any disputed item, the Independent Accountant (x) shall be bound by the provisions of this Section 2.4 and (y) may not assign a value to any item greater than the greatest value for such items claimed by either Buyer or Sellers’ Representative or less than the smallest value for such items claimed by either Buyer or Sellers’ Representative. The fees, costs and expenses of the Independent Accountant shall be allocated to and borne by Buyer, on the one hand, and the Sellers’ Representative, on behalf of the Sellers, on the other hand, based on the inverse of the percentage that the Independent Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant. For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of Sellers position, 60% of the costs of its review would be borne by Buyer and 40% of the costs would be borne by the Sellers’ Representative, on behalf of the Sellers. Subject to Section 7.2(a)(iii), the final, binding and conclusive calculation of Closing Balance Sheet Changes and Unpaid Transaction Expenses, based either upon agreement or deemed agreement by Buyer and Sellers or the written report delivered by the Independent Accountant, in each case, in accordance with this Section 2.4(c), will be the “Final Closing Balance Sheet Changes” or “Final Transaction Expenses” as the case may be (collectively, the “Final Amounts”), for all purposes of this Agreement.

(d) On the third (3rd) Business Day after the determination of the Final Amounts in accordance with this Section 2.4:

(i) If the Adjustment Amount is finally determined pursuant to this Section 2.4 to be a negative amount, then such amount shall be offset from the Contingent Payment to be paid to Sellers’ Representative, on behalf of the Sellers, under Section 2.5 herein. If the Contingent Payment is not earned or not enough to cover such shortfall in full, such shortfall shall be paid to Buyer in the same procedure as the Becker Advance set forth in Section 2.3(b) herein.

(ii) If the Adjustment Amount is zero ($0), then no adjustment shall be made to the consideration payable hereunder pursuant to this Section 2.4.

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2.5 Contingent Payment.

(a) Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Sellers’ Representative, updates on the status of the Adjusted EBITDA calculation once per quarter during the Contingent Period. No later than ninety (90) days after the end of the Contingent Period, Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Sellers’ Representative, a statement setting forth Adjusted EBITDA for the Contingent Period together with supporting documents (an “Contingent Statement”).

(b) The calculations set forth in the Contingent Statement shall be final, conclusive and binding upon the parties unless (i) the Contingent Payment in the Contingent Statement is less than $5,000,000 or (ii) the Sellers’ Representative delivers to Buyer, within the thirty (30) days following the date on which the Contingent Statement was delivered (the “Contingent Statement Review Period”), a written notice (the “Contingent Statement Notice of Objection”) that the Sellers’ Representative, on behalf of the Sellers, disagrees with any calculations set forth in the Contingent Statement and setting forth the Sellers’ Representative calculation of the disputed amount, a description in reasonable detail of the grounds for each such disagreement and the Sellers’ Representative calculation of Adjusted EBITDA for the Contingent Period based on such objections (each such item or amount as to which the Sellers’ Representative disagrees and set forth in the Contingent Statement Notice of Objection, an “Contingent Item of Disagreement”). During the Contingent Statement Review Period, the Sellers’ Representative, on behalf of the Sellers, and its accountants (which may be the Company’s accountants as of the date of this Agreement) shall, at the Sellers’ Representative’s expense, on behalf of the Sellers, be permitted reasonable access to the working papers, books and records, properties and personnel of Buyer and its accountants relating to the Contingent Statement to verify the accuracy thereof; provided, that (y) in order to review such accountant’s working papers the Sellers’ Representative and its accountants shall execute any confidentiality agreements, releases or waivers customarily required by such accountant in connection therewith and (z) such access and review shall not unreasonably disrupt the business and operations of the Company. Except for those Contingent Items of Disagreement set forth in the Contingent Statement Notice of Objection, Buyer and the Sellers’ Representative, on behalf of the Sellers, shall be deemed to have agreed with all other items and amounts set forth in the Contingent Statement, which items and amounts shall be conclusive and binding upon all of the parties, and Buyer shall pay the undisputed amount within five (5) business days of receipt of the Contingent Statement Notice of Objection. All information disclosed to Sellers’ Representative or its representatives pursuant to this Section 2.5(b) shall be considered confidential information of Buyer, and the Sellers’ Representative shall, and shall cause its representatives to, keep all such information strictly confidential.

(c) In the event that the Sellers’ Representative delivers the Contingent Statement Notice of Objection to Buyer within the Contingent Statement Review Period, Buyer and the Sellers’ Representative, on behalf of the Sellers, will negotiate in good faith to resolve all Contingent Items of Disagreement. If, after a period of thirty (30) days following the date on which the Contingent Statement Notice of Objection is delivered, Buyer and the Sellers’ Representative, on behalf of the Sellers, have not resolved each such Contingent Item of Disagreement, then either Buyer or the Sellers’ Representative shall be entitled to submit all such Contingent Items of Disagreement that remain unresolved to the Independent Accountant, pursuant to the procedures set forth in Section 2.4(c).

(d) Within five (5) Business Days following the date on which the Adjusted EBITDA and the Contingent Payment for the Contingent Period are finally determined in accordance with the foregoing provisions of this Section 2.5, Buyer shall pay, or cause to be paid, the Contingent Payment, as follows, in the following priority:

(i) First, an amount equal to the lesser of (x) Five Hundred Fifty Thousand US Dollars ($550,000) or (y) the Contingent Payment, shall be paid to individuals, Jean-Pierre Sakey, Joe Yelenic and John Schuller, as retention bonus payments (the “Retention Bonuses”), to be paid as follows: (A) forty-five percent (45%) to Jean-Pierre Sakey through Chapel Hill Partners; (B) thirty-two percent (32%) to be paid to Joe Yelenic; and (C) twenty-three percent (23%) to John Schuller; and

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(ii) Second, an amount equal to the remainder of the Contingent Payment after reduction for the Becker Advance and payment of all liabilities of the Sellers’ Representative or the Company under Section 2.4(d)(i) and Section 7.5 shall be paid to Sellers’ Representative, to be distributed to each Seller in accordance with the Sellers’ Representative Allocation Certificate.

(e) From and after the Effective Time, Buyer and its Affiliates (i) shall have complete control and sole and absolute discretion with respect to decisions concerning the operations of the Company, the Subsidiaries and their respective businesses (whether or not consistent with such operations prior to the Effective Time) and (ii) are only required to take actions in connection with the Company and its Subsidiaries that Buyer and its Affiliates reasonably believe to be in the best interests of Buyer and, as applicable, its Affiliates, and do not owe any duties, express or implied, to any Sellers or any of their respective Affiliates by virtue of this Section 2.5 (other than to make the payments, if any, due under Section 2.5). The Adjusted EBITDA is speculative and subject to numerous risks and uncertainties, many of which may be outside the control of Buyer, and there is no assurance that Adjusted EBITDA threshold will be achieved. Notwithstanding the foregoing, during the Contingent Period Buyer and its Affiliates shall act in good faith, and, except as required by applicable Law, shall not take any action(s) or implement no strategy(ies) the primary purpose of which is to unreasonably and materially interfere with the Sellers’ ability to achieve the Contingent Payment.

(f) In the event that Buyer fails to pay the Contingent Payment to Sellers’ Representative within five (5) Business Days following the date on which it is finally determined in accordance with the provisions of this Section 2.5, Buyer shall be entitled to a thirty (30) day cure period (the “Deferred Cure Period”), after which time all indemnification obligations of Sellers’ Representative under Article VII of this Agreement (excluding, for the avoidance of doubt, all obligations regarding Fundamental Representations and Indefinite Representations, which shall continue in accordance with the terms of this Agreement) shall automatically terminate and become null and void, with no further obligation or liability of the Sellers’ Representative related to such Article VII.

2.6 Closing Date. The closing of the transactions described in Section 2.1 (“Closing”) will take place by electronic communications and transmission of .pdf documents, or at such other place on the later of: (i) as the Parties mutually agree or (ii) on the third (3rd) Business Day that all of the conditions set forth in Section 2.7 and 2.8 shall have been completed (the “Closing Date”). All transactions contemplated herein to occur on or as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:00 a.m. Central Time on the Closing Date.

2.7 Sellers’ Representative and the Company’s Deliveries on the Closing Date. At or prior to the Closing, the Sellers’ Representative and the Company, as applicable, shall deliver to Buyer:

(a) the stock certificates representing the Purchased Shares, duly endorsed in blank or accompanied by transfer powers and with all requisite transfer tax stamps attached (subject to Buyer’s obligation to pay and/or reimburse Sellers’ Representative for fifty percent (50%) of such transfer tax under Section 7.7(e) herein) and otherwise sufficient to transfer the Purchased Shares to Buyer or its designee.

(b) the Sellers’ Representative Allocation Certificate, duly executed by the Sellers’ Representative;

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(c) a FIRPTA certificate, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations and a draft notice for such certificate to be sent to the IRS;

(d) expense statements respecting all Estimated Transaction Expenses to be paid as of the Closing (the “Transaction Expense Statements”);

(e) a certificate dated as of the Closing Date, duly executed by the secretary of the Company, given by him or her on behalf of the Company and not in his or her individual capacity, certifying as to: (i) an attached copy of the resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded; (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement on behalf of the Company; and (iii) true and complete attached copies of the Articles of Incorporation and By-laws or comparable organizational documents of the Company and each of the Subsidiaries;

(f) copies of the Articles of Incorporation (or equivalent document) of the Company and each of the Subsidiaries certified by the Delaware Secretary of State or the New York Secretary of State or the relevant Government Authority, as applicable, as of a date not more than five (5) Business Days prior to the Closing Date;

(g) certificates of good standing (or comparable certificates) dated not more than five (5) Business Days prior to the Closing Date with respect to the Company and the Subsidiaries issued by the Secretary of State of Delaware or the Secretary of State of New York, as applicable, and for each other jurisdiction in which the Company and the Subsidiaries are required to be qualified to do business;

(h) evidence satisfactory to Buyer that (i) the Company or the Subsidiaries, as applicable, shall have obtained or made any consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Body required to be obtained or made in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a material adverse effect on the ability of Sellers’ Representative to consummate the transactions completed by this Agreement and (ii) the Company or the Subsidiaries, as applicable, shall have obtained all consents, waivers and approvals referred to in Sections 3.3(b) and 4.3(b);

(i) all minute books, equity record books and organizational records of the Company and each of the Subsidiaries;

(j) (i) evidence reasonably satisfactory to Buyer that the Company and each of the Subsidiaries has terminated all Contracts with Sellers or any Related Person, except for those contracts set forth on Schedule 6.1 and (ii) releases executed by any such Related Person with whom the Company and each of the Subsidiaries have terminated such Contracts providing that there is no continuing Liability of the Company and the Subsidiaries in respect of any such terminated Contracts; provided, that in no event shall the Company and the Subsidiaries pay any fee or otherwise incur any expense or Liability with respect to any such termination or release;

(k) written resignations and release of claims to fees or expenses of each of the officers and directors of the Company and the Subsidiaries listed on Schedule 2.7(k), each in form and substance reasonably satisfactory to Buyer;

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(l) evidence reasonably satisfactory to Buyer that the Company and each of the Subsidiaries have obtained the issuance, reissuance or transfer of all Permits required under Law to conduct the operations of each of the Company and the Subsidiaries’ business as of the Closing Date, and each of the Company and the Subsidiaries shall have satisfied all property transfer requirements arising under Law;

(m) evidence (in a form that Buyer reasonably requires) of the revocation of existing authorities given by the Company and the Subsidiaries to its banks for operation of its bank accounts and giving authority in favor of such persons as Buyer may nominate to operate such accounts;

(n) evidence reasonably satisfactory to Buyer (including any necessary third-party assignments) that the Company and the Subsidiaries own the domain names set forth next to each of the Company and the Subsidiaries’ names on Schedule 2.7(n);

(o) duly executed landlord estoppel and consents with respect to each Real Property Lease listed on Schedule 2.7(p) hereto;

(p) Employment Agreements, duly executed by the individuals set forth on Schedule 2.7(q) (the “Employment Agreements”), in the form reasonably satisfactory to Buyer;

(q) a copy of the Voting Rights Agreement related to the Staffing 360 Preferred Stock, duly executed by the Sellers’ Representative and each Seller who is receiving Staffing 360 Preferred Stock;

(r) to Buyer, a counterpart to the First Amendment to the Consulting, Strategic Advisory & Management Agreement (the “Consulting Agreement”) between Sellers’ Representative and Buyer, duly executed by Sellers’ Representative;

(s) (i) a written consent from Newtek Small Business Finance, LLC, in a form satisfactory to Buyer, which does not require an escrow account in any manner; or (2) evidence reasonably satisfactory to Buyer that the appropriate Governmental Body or Newtek Small Business Finance, LLC has made a determination regarding whether any portion of that certain Small Business Administration Paycheck Protection Program Note dated May 13, 2020 between Newtek Small Business Finance, LLC is not eligible for forgiveness;

(t) evidence reasonably satisfactory to Buyer that a Sale Notice, in form reasonably satisfactory to Buyer, was delivered to all holders of Stock of the Company at least 10 days prior to the Closing;

(u) a certificate signed by Sellers’ Representative, in a form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, to the effect that: (i) the representations and warranties of Sellers’ Representative set forth in Article II and Article III shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date and (ii) Sellers’ Representative and the Company shall have performed and complied in all respects with all obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date; and

(v) such other documents, certificates and instruments reasonably necessary to effectuate the transactions described in this Agreement.

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2.8 Buyer’s Deliveries on the Closing Date. At the Closing, in addition to the deliverables contemplated in Section 2.3, Buyer shall deliver, or cause to be delivered, the following items:

(a) to Sellers’ Representative, counterparts to the Employment Agreements, duly executed by Buyer;

(b) to Sellers’ Representative, such other documents, certificates and instruments reasonably necessary to effectuate the transactions described in this Agreement;

(c) to Sellers’ Representative, a certificate dated as of the Closing Date, duly executed by the secretary of the Buyer, given by him or her on behalf of the Buyer and not in his or her individual capacity, certifying as to the resolutions of the board of directors of the Buyer authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded; and

(d) [Intentionally Omitted];

(e) To Sellers’ Representative, a counterpart to the Consulting Agreement, duly executed by Buyer; and

(f) To Sellers’ Representative, the Staffing 360 Preferred Stock Certified Cap Table, duly executed and certified by the Board of Directors, or a duly authorized representative, of Buyer;

(g) To Sellers’ Representative, a counterpart to the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock in the form attached hereto as Exhibit C, duly executed by Buyer; and

(h) a certificate signed by Buyer, in a form and substance reasonably satisfactory to Sellers’ Representative, dated as of the Closing Date, to the effect that: (i) the representations and warranties of Buyer set forth in Article IV shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date and (ii) Buyer shall have performed and complied in all respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date.

2.9 Compensatory Payments. Notwithstanding anything in this Agreement to the contrary, any payments that are compensatory in nature (including, for the avoidance of doubt, any Transaction Expenses) required to be made hereunder to an employee of the Company or the Subsidiaries shall in the first instance be made to the Company (or the Subsidiaries, successor or assignee, as applicable), so that the Company (or the Subsidiaries, successor or assignee, as applicable) may make such payment through the appropriate payroll account or process and net of any applicable Tax withholdings.

2.10 Withholding. Buyer, the Sellers’ Representative and the Company (or its payroll provider) shall be entitled to deduct and withhold from the consideration otherwise payable any amounts required by applicable Law to be deducted and withheld with respect to the making of payments pursuant to this Agreement as required by the Code, or under any provision of state, local or foreign Law relating to Taxes. To the extent amounts are lawfully withheld and properly paid over to the appropriate Governmental Body, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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Article III

REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS

As a material inducement to Buyer’s entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that Buyer is entering into this Agreement in reliance upon the representations and warranties of the Sellers’ Representative in this Article III, Sellers’ Representative, on behalf of itself and the Sellers, hereby represents and warrants to Buyer, that, as of the date hereof and as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties are made as of such earlier date) as follows:

3.1 Organization and Good Standing. In relation to all Sellers who are not natural persons, such Sellers are duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are organized and have all requisite legal power and authority to own, lease and operate its properties and to carry on its business as now conducted.

3.2 Authorization of Agreement. Sellers’ Representative has all requisite capacity, power and authority, as applicable, to consummate the transactions contemplated hereby on behalf of each Seller, including the sale and transfer of the Purchased Shares to Buyer. This Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller Representative on behalf of each Seller in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Seller Documents”) will be at or prior to the Closing, duly and validly executed and delivered by the Seller Representative on behalf of each Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Sellers, enforceable against the Sellers’ Representative, on behalf of such Seller, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by the Sellers’ Representative of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller or the Sellers’ Representative with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) as applicable, the Articles of Incorporation, Bylaws, Operating Agreement or comparable organizational documents of any Seller, (ii) any Material Contract, or Permit to which any Seller is a party or by which any of the properties or assets of Seller are bound; (iii) any Order of any Governmental Body applicable to any Seller or by which any of the properties or assets of any Sellers are bound; or (iv) any applicable Law.

(b) Except as set forth on Schedule 3.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body or, with respect to any Material Contract, is required on the part of any Seller in connection with the execution and delivery of this Agreement, the Seller Documents, the compliance by any Seller with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

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3.4 Ownership and Transfer of Stock. Each Seller is the record and beneficial owner of the Purchased Shares purported to be owned by such Seller, as described on Schedule 4.4(a). Sellers’ Representative has the power, authority and legal capacity to sell, transfer, assign and deliver the Purchased Shares as provided in this Agreement and such delivery will convey to Buyer good and marketable title to the Purchased Shares, free and clear of any and all Liens. Each Seller is not a party to any voting trust, proxy, or other agreement or understanding between or among any Persons that affects or relates to the voting or giving of written consent with respect to the Purchased Shares. There are no preemptive rights, co-sale rights, rights of first refusal, management equity holder transfer restrictions or similar rights with respect to the Purchased Shares to which any Seller may be entitled in relation to the sale and purchase of the Purchased Shares hereunder, which have not been consented to or waived in writing provided to Buyer.

3.5 Litigation. Except as set forth on Schedule 3.5, there is no Legal Proceeding pending or, to the Knowledge of the Sellers’ Representative, threatened against any Seller or to which any Seller is otherwise a party relating to this Agreement, the Seller Documents or the transactions contemplated hereby or thereby.

3.6 Financial Advisors. Except as set forth on Schedule 3.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Seller in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

Article IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND THE SUBSIDIARIES

As a material inducement to Buyer entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that Buyer is entering into this Agreement in reliance upon the representations and warranties of the Company set forth in this Article IV, the Company and the Sellers’ Representative, jointly and severally, hereby represent and warrant to Buyer that, as of the date hereof and as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties are made as of such earlier date) as follows:

4.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is not authorized to do business in any jurisdiction other than the states next to the Company’s name as set forth on Schedule 4.1. No act or proceeding has been taken or authorized by or against the Company by any Person in connection with the dissolution, liquidation, winding up, bankruptcy or insolvency of the Company or with respect to any merger, consolidation, arrangement or reorganization of, or relating to, the Company and no such proceedings have been threatened by any other Person.

4.2 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Company Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all requisite action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes, and each of the Company Documents when so executed and delivered, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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4.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Schedule 4.3(a), none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or increase, accelerate or guarantee any rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company and the Subsidiaries, in each case, under or pursuant to, as applicable, any provision of (i) the Articles of Incorporation and Bylaws or comparable organizational documents of the Company and the Subsidiaries; (ii) any Material Contract or Permit to which the Company and the Subsidiaries are a party or by which any of the properties or assets of the Company and the Subsidiaries are bound; (iii) any Order applicable to the Company and the Subsidiaries or any of the properties or assets of the Company and the Subsidiaries; or (iv) any applicable Law.

(b) Except as set forth on Schedule 4.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of the Company and the Subsidiaries in connection with (i) the execution and delivery of this Agreement or the Company Documents, the compliance by the Company and the Subsidiaries with any of the provisions hereof and thereof, or the consummation of the transactions contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Material Contract of the Company and the Subsidiaries.

4.4 Capitalization.

(a) Schedule 4.4(a) sets forth the authorized, issued and outstanding equity interests of the Company. Each share of the Stock has been duly authorized for issuance and is validly issued in accordance with applicable Law, fully paid and non-assessable and was not issued in violation of any purchase or call option, right of first refusal, applicable Law, subscription right, preemptive right, Contract, the organizational documents of the Company and the Subsidiaries or any similar rights. The Purchased Shares to be transferred to Buyer or its designee pursuant to Section 2.1 represents the only issued and outstanding shares of capital stock of the Company or securities having the right to vote and all such shares of the Stock have been offered, sold and delivered by the Company in compliance with all applicable federal and state securities laws.

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(b) Except as set forth on Schedule 4.4(b), there are no existing options, warrants, calls, rights or Contracts in respect of or requiring, and there are no securities of the Company and the Subsidiaries outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional securities or other direct or indirect equity interests of the Company and the Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase the capital stock of the Company and the Subsidiaries, or other equity, voting or economic interests of the Company and the Subsidiaries. Except as set forth on Schedule 4.4(b), there are no obligations, contingent or otherwise, of the Company and the Subsidiaries to (i) repurchase, redeem or otherwise acquire any Stock or the capital stock or other equity securities of the Company or any Subsidiary, or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to the Company and the Subsidiaries. There are no bonds, debentures, notes or other Indebtedness of the Company and the Subsidiaries having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which stockholders (or other equity holders) of the Company and the Subsidiaries may vote. Except as set forth on Schedule 4.4(b), there are no voting trusts, irrevocable proxies or other Contracts or understandings to which the Company or the Subsidiaries are a party or is bound with respect to the voting or consent of any of the Stock.

4.5 Subsidiaries. Schedule 4.5 sets forth the name of each Subsidiary and, with respect to each such listed Subsidiary, the jurisdiction in which it is organized, and the jurisdictions, if any, in which it is qualified to do business. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction and is duly qualified or authorized to do business as a foreign entity and is in good standing under the Laws of each jurisdiction on Schedule 4.5. Each Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. All of the issued and outstanding equity interests of the Subsidiaries (the “Subsidiary Interests”) are held beneficially and of record by the Company as set forth on Schedule 4.5, free and clear of any and all Liens other than restrictions imposed thereon by applicable securities Laws and any Liens securing the Company Indebtedness. None of the issued Subsidiary Interests were issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights, and are otherwise duly authorized, validly issued, fully paid and non-assessable. There is no existing option, warrant, call, right or Contract requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any other equity interests of any Subsidiary or other securities convertible into equity interests of any Subsidiary. Except as set forth on Schedule 4.5, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity securities of any Person other than the Subsidiaries. The Buyer has been furnished with true, correct and complete copies of the organizational documents of each Subsidiary as amended and in effect on the date of this Agreement and no Subsidiary is in breach of any of its organizational documents.

4.6 Corporate Records.

(a) The Company and the Subsidiaries have Made Available true, correct and complete copies of the Articles of Incorporation and Bylaws or comparable organizational documents of the Company and the Subsidiaries, as amended and in effect on the date hereof, including all amendments thereto.

(b) The minute books of the Company and the Subsidiaries previously Made Available contain true, correct and complete, in all material respects, records of all meetings and accurately reflect all other action of the stockholders or other equity interest holders and boards of directors (including committees thereof) of the Company and the Subsidiaries. The equity certificate books, if any, and transfer ledgers of the Company and the Subsidiaries previously Made Available are true, correct and complete. All transfer taxes levied, if any, or payable with respect to all transfers of equity of the Company and the Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

(c) All registers, minute books, books of account or other records of the Company and the Subsidiaries are maintained, in all material respects, in accordance with applicable Law.

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4.7 Financial Statements.

(a) Set forth on Schedule 4.7(a) are copies of (i) the audited consolidated balance sheets and financial statements of the Company and the Subsidiaries as of September 30, 2019, (ii) the internal consolidated balance sheets and financial statements of the Company and the Subsidiaries as of September 30, 2020, (iii) the internal consolidated balance sheets and financial statements of the Company and the Subsidiaries as of September 30, 2021, and (iv) the internal consolidated balance sheet of the Company and the Subsidiaries as of February 28, 2022 and the related statements of income and cash flows of the Company and the Subsidiaries for the five-month period then ended (such statements referred to in subsections (i) - (iv) immediately above, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied without modification of the accounting principles used in the preparation thereof throughout the periods presented and fairly presents the combined and consolidated financial position, results of income, and cash flows, as applicable, of the Company and the Subsidiaries as of the dates and for the periods indicated therein; provided that the most recent Financial Statements are subject to normal year end adjustments and lack of footnotes (none of which adjustments or footnotes would be material in the aggregate) and other presentation items. The consolidated balance sheet of the Company and the Subsidiaries as of February 28, 2022, is referred to herein as the “Balance Sheet” and February 28, 2022 is referred to herein as the “Balance Sheet Date.”

(b) The Company and the Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets and compliance with applicable Laws, including the FCPA; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(c) The Company and the Subsidiaries have not made any assignment in favor of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. The Company and the Subsidiaries have not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Company and the Subsidiaries or any of its respective property or assets and no execution or distress has been levied upon any of the property or assets of the Company and the Subsidiaries. No act or proceeding has been taken or authorized by or against the Company and the Subsidiaries with respect to any merger, consolidation, arrangement or reorganization of, or relating to, the Company and the Subsidiaries nor have any such proceedings been authorized by any other Person. The Company and the Subsidiaries are solvent.

(d) Schedule 4.7(d) contains a complete list of all Indebtedness of the Company and the Subsidiaries and separately indicates all such Indebtedness that is owed by the Company and the Subsidiaries to any Seller or a Related Person.

4.8 No Undisclosed Liabilities. Except as set forth on Schedule 4.8, the Company and the Subsidiaries do not have any Indebtedness or Liabilities required under GAAP to be reflected on a balance sheet or the notes thereto, other than those (a) specifically reflected on and fully reserved against in the Balance Sheet; (b) incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which is a Liability resulting from breach of contract, breach of warranty, tort, infringement or misappropriation) or (c) that are not material to the Company and the Subsidiaries

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4.9 Absence of Certain Developments. Except as expressly required by this Agreement or as set forth on Schedule 4.9, since the Balance Sheet Date (a) the Company and the Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, (b) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect and (c) neither the Company nor any Subsidiary has:

(i) except in the Ordinary Course of Business, declared, set aside, made or paid any dividend or other distribution in respect of the capital stock of or other securities of, or other ownership interests in, the Company or any of the Subsidiaries or repurchased, redeemed or otherwise acquired any outstanding equity interests or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

(ii) transferred, issued, sold, pledged, encumbered, or disposed of the equity interests or other securities of, or other ownership interests in, the Company or any of the Subsidiaries or granted options, warrants, calls or other rights to purchase or otherwise acquired equity interests or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

(iii) effected any recapitalization, reclassification, stock split, combination or like change in the capitalization of the Company or any of the Subsidiaries, or amended the terms of any outstanding securities of the Company or any of the Subsidiaries;

(iv) amended the organizational documents of the Company or any of the Subsidiaries;

(v) Except as set forth on Schedule 4.9(c)(v), (A) increased the salary or other compensation of any director, manager, officer or Internal Employee or consultant, except in the Ordinary Course of Business, (B) granted any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director, officer, Internal Employee or consultant, (C) increased the coverage or benefits available under any (or create any new) severance, retention, change in control or similar pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, managers, officers, Internal Employees, agents or representatives of the Company or any of the Subsidiaries or otherwise modified or amended or terminated any such plan or arrangement or (D) entered into any employment, deferred compensation, severance, retention, change in control, special pay, consulting, non-competition or similar agreement or arrangement with any directors, managers or officers of the Company or any of the Subsidiaries (or amend any such agreement) to which the Company or any of the Subsidiaries is a party;

(vi) except in the Ordinary Course of Business, (A) issued, created, incurred, assumed, guaranteed, endorsed or otherwise became liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness; (B), paid, repaid, discharged, purchased, repurchased or satisfied any Indebtedness of the Company or any of the Subsidiaries; or (C) modified the terms of any Indebtedness or other Liability;

(vii) subjected itself to any Lien or otherwise encumbered or, except for Permitted Exceptions, permitted, allowed or suffered to be encumbered, any of the properties or assets (whether tangible or intangible) of, or used by, the Company or any of the Subsidiaries;

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(viii) acquired any material properties or assets or sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed of any of the material properties or assets of, or used by, the Company or the Subsidiaries, other than for fair consideration in the Ordinary Course of Business;

(ix) entered into or agreed to enter into any merger or consolidation with any corporation or other entity, or engaged in any new business or invested in, made a loan, advance or capital contribution to, or otherwise acquired the securities, of any other Person;

(x) canceled or compromised any debt or claim or waived or released any material right of the Company or any of the Subsidiaries except in the Ordinary Course of Business;

(xi) entered into any commitment for capital expenditures of the Company and the Subsidiaries in excess of $5,000 for any individual commitment and $10,000 for all commitments in the aggregate;

(xii) entered into, modified or terminated any labor or collective bargaining agreement of the Company or any of the Subsidiaries or, through negotiation or otherwise, made any commitment or incurred any Liability to any labor organization with respect to the Company or any of the Subsidiaries;

(xiii) introduced any material change with respect to the operation of the Company or any of the Subsidiaries, including any material change in the types, nature, composition or quality of its products or services, or, other than in the Ordinary Course of Business, made any change in product specifications or prices or terms of distributions of such products or change its pricing, discount, allowance or return policies or grant any pricing, discount, allowance or return terms for any customer or supplier not in accordance with such policies;

(xiv) entered into any transaction or entered into, modified or renewed any Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

(xv) except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, made any investments in or loans to, or paid any fees or expenses to, or entered into or modified any Contract with any Related Persons;

(xvi) made a change in its accounting or Tax reporting principles, methods or policies;

(xvii) (A) made, changed or revoked any Tax election, settled or compromised any Tax claim or Liability or entered into a settlement or compromise, or changed (or made a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, or (B) prepared or filed any Tax Return (or any amendment thereof) unless such Tax Return was prepared in a manner consistent with past practice and the Company provided Buyer a copy thereof (together with supporting papers) at least three (3) Business Days prior to the due date thereof for Buyer to review and approve;

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(xviii) entered into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company or any Subsidiary to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;

(xix) terminated, amended, restated, supplemented, abandoned or waived any rights under any (A) Material Contract (including any Real Property Lease, Personal Property Lease or Intellectual Property License), other than in the Ordinary Course of Business or (B) Company Permit;

(xx) settled or compromised any pending or threatened Legal Proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $15,000;

(xxi) changed or modified its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or failed to pay or delayed payment of payables or other liabilities;

(xxii) took any action which may have adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

(xxiii) enter into any new line of business, or discontinue any existing line of business;

(xxiv) (A) delay or postpone the payment of accounts payable or other liabilities, other than those being disputed in good faith, or (B) accelerate or cause the acceleration of the collection or receipt of any accounts receivable, other than in the Ordinary Course of Business;

(xxv) fail to keep in full force and effect all insurance policies, except for insurance policies that relate to a Plan, as of the date hereof (or insurance policies having substantially similar coverage);

(xxvi) agreed to do anything (A) prohibited by this Section 4.9, (B) which would make any of the representations and warranties of any Seller in this Agreement or any of the Seller Documents or Company Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that could be reasonably expected to have a material adverse effect to the Company.

4.10 Taxes. Except as set forth on Schedule 4.10:

(a) The Company and the Subsidiaries have (i) duly and timely filed all Tax Returns required to be filed by them (taking into account all applicable extensions) with the appropriate Taxing Authority, and (ii) paid all Taxes owed (whether or not shown as due on any Tax Return). All such Tax Returns (including information provided therewith or with respect thereto) are true, correct, and complete in all material respects and were prepared in compliance with all applicable Laws. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company and the Subsidiaries have made due and sufficient accruals for such Taxes in the Financial Statements and its books and records in accordance with GAAP consistently applied. Since the Balance Sheet Date, the Company and the Subsidiaries have not incurred any liability for Taxes arising from extraordinary gains or losses, outside the Ordinary Course of Business. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been timely made by or on behalf of the Company and the Subsidiaries.

(b) The unpaid Taxes of the Company and the Subsidiaries (i) did not, as of September 30, 2021 exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet, and (ii) will not exceed the reserve as adjusted for income earned through the Closing Date.

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(c) The Company and the Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return.

(d) The Company and the Subsidiaries have Made Available to Buyer true, correct and complete copies, or pro forma or redacted copies, of all Tax Returns for the taxable periods beginning on or after January 1, 2017 filed by or with respect to the Company and the Subsidiaries and examination reports and statements of deficiencies including the Company and the Subsidiaries for taxable periods or transactions consummated and all correspondence with regard to the foregoing.

(e) There are no Liens for Taxes upon any property or assets of the Company and the Subsidiaries, except for Taxes that are not due and payable, are being contested in good faith by appropriate proceedings or may thereafter be paid without penalty and with respect to which appropriate reserves are being held by the Company and the Subsidiaries in accordance with GAAP consistently applied.

(f) Except as set forth on Schedule 4.10(f), there is no audit, examination, deficiency, refund litigations or proposed adjustments with respect to any amount of Taxes pending or in progress or, to the Knowledge of the Company, threatened with respect to any Taxes of the Company and the Subsidiaries. The Company and the Subsidiaries have not received written notice of any claim made by a Taxing Authority in a jurisdiction where the Company and the Subsidiaries do not file a Tax Return that the Company and the Subsidiaries are or may be subject to taxation by that jurisdiction, where such claim has not been resolved favorably to the Company and the Subsidiaries. All deficiencies for Taxes asserted or assessed against the Company and the Subsidiaries have been fully and timely paid, settled, disputed or properly reflected in the Financial Statements.

(g) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of any Taxes or Tax deficiencies against the Company and the Subsidiaries.

(h) The Company and the Subsidiaries have withheld (or will withhold) from its respective Employees, Independent Contractors, creditors, stockholders and third parties and timely paid (or will timely pay) to the appropriate Governmental Body proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all applicable information reporting and Tax withholding and remitting requirements under U.S. federal, state and local, and non-U.S. Tax laws.

(i) The Company and the Subsidiaries have properly charged, collected, and paid all applicable sales, use, excise and other similar Taxes.

(j) The Company and the Subsidiaries have, with respect to any Persons characterized by the Company and the Subsidiaries as independent contractors, and not as employees, as of the date of initial designation, reasonably characterized them as independent contractors under the then existing Laws (including their characterization as independent contractors for income and employment Tax withholdings and payments).

(k) The Company and the Subsidiaries are not a party to, nor are the Company and the Subsidiaries bound by or have any obligation under, any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract or arrangement, in each case, the principal purpose of which relates to Taxes, or has any Liability for Taxes of any Person under Treas. Reg. 1.1502-6, Treas. Reg. 1.1502-78 or similar provision of Law, as a transferee or successor, by Contract, or otherwise.

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(l) The Company and the Subsidiaries have not taken any reporting position on a Tax Return which reporting position (i) if not sustained would be more likely than not, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of Tax Law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of Tax Law).

(m) None of the Company and its Subsidiaries has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes (other than a group the parent of which is the Company).

(n) The Company and the Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting requested or initiated prior to the Closing Date;

(ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(iii) ‘‘closing agreement’’ as described in Code section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date;

(iv) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law);

(v) installment sale or open transaction disposition made on or prior to the Closing Date;

(vi) prepaid amount on or prior to the Closing Date;

(vii) election under Code Section 108(i); or

(viii) election made pursuant to Section 965(h) of the Code.

(o) The Company and the Subsidiaries have not distributed stock of another Person, nor has the Company and the Subsidiaries had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(p) The Company and the Subsidiaries have not been a party to any ‘‘reportable transaction,’’ as defined in Code Section 6707A(c)(1) and Treas. Reg. §1.6011-4(b).

(q) The Company and the Subsidiaries do not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the United States. No property owned by the Company and the Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code, and in effect immediately prior to the enactment of the Tax Return Act of 1986, (ii) “tax exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

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(r) The Company and the Subsidiaries have not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law, and is not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Body.

(s) Except as set forth on Schedule 4.12(s), no power of attorney has been granted by the Company and the Subsidiaries related to Taxes, which power of attorney is currently in force.

(t) There is no material property or obligation of the Company and the Subsidiaries, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property Laws.

(u) Except as set forth on Schedule 4.10(u), neither the Company nor any Subsidiary has deferred any payroll or employment Taxes pursuant to the CARES Act or any program authorized thereunder.

4.11 Real Property.

(a) No Company or Subsidiary owns any real property. Schedule 4.11(a) sets forth a complete list of all real property and interests in real property leased, subleased or licensed by the Company and the Subsidiaries (individually, a “Company Property” and collectively, the “Company Properties”) as lessee, lessor, subtenant, licensor, licensee or occupant including a description of each lease, sublease or license applicable to each of the Company Properties (including the name of the third-party lessor, lessee, subtenant, licensor, licensee or occupant and the date of the lease, sublease license or occupancy agreement and all amendments thereto) (individually, a “Real Property Lease” and collectively, the “Real Property Leases”). There are no parties in possession at the Company Properties other than the Company and the Subsidiaries and no portion of the Real Property Leases has been subleased or assigned to another person. The Company Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the businesses of the Company and the Subsidiaries and which are necessary for the continued operation of the businesses of the Company and the Subsidiaries as such businesses are currently conducted. All of the Company Properties and Improvements thereon, to the Knowledge of the Company, (i) are in good operating condition (ordinary wear and tear excepted) without structural defects, and all mechanical and other systems located thereon are in good operating condition (ordinary wear and tear excepted), and no condition exists requiring material repairs, alterations or corrections, (ii) are suitable, sufficient and appropriate in all respects for their current and contemplated uses, and (iii) comply with all applicable Laws. To the Knowledge of the Company, none of the Improvements located on the Company Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws, including but not limited to the Americans with Disabilities Act or any Environmental Laws. The Company and the Subsidiaries have Made Available true, correct and complete copies of all environmental reports, property condition reports, expense reports, capital improvement reports, communications with the landlords, all plans and specification relating to improvements made to the premises addressed in each of the Real Property Leases, and all other reports and studies in the Company’s and/or the Subsidiaries’ possession for the Company Properties. The only Real Property Leases are those set out on Schedule 4.11(a), together with all amendments, modifications or supplements, if any, thereto and the Real Property Leases have not been amended in any manner other that as set out in the agreements listed thereon. All rent and other obligations or payments due under the Real Property Leases that are due have been paid through the Closing Date. There are no non-disturbance agreements relating to the Real Property Leases other than those set out on Schedule 4.11(a).

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(b) The Company and the Subsidiaries have a valid, binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee. Each of the Real Property Leases is subsisting, in full force and effect, unamended by oral or written agreement, and the Company and the Subsidiaries are entitled to the full benefit and advantage of each Real Property Lease. Neither the Company, the Subsidiaries nor, to the Knowledge of the Company, any third-party lessor or lessee, as applicable, is in default under any Real Property Lease, each Real Property Lease is in good standing, and no event has occurred, and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default. The Company and the Subsidiaries have not received or given any notice of any default or event that with or without notice or lapse of time, or both, would constitute a default by the Company and the Subsidiaries or any third-party lessor or lessee, as applicable, under any of the Real Property Leases and, to the Knowledge of the Company, no other party, including, but not limited to the landlord, under the Real Property Leases is in default thereof. No party to any Real Property Lease has exercised any termination rights with respect thereto. The Company and the Subsidiaries are not a party to, nor has any Liability under, any lease, sublease, license or other occupancy agreement other than the Real Property Leases identified on Schedule 4.11(b).

(c) The Company and the Subsidiaries have all certificates of occupancy and Permits of any Governmental Body necessary for the current use and operation of each Real Property Lease, and the Company and the Subsidiaries have fully complied with all material conditions of the Permits applicable to them, and each respective certificate of occupancy is in full force and effect. No default or violation, or event that with or without notice or lapse of time, or both, would become a default or violation, has occurred in the due observance of any Permit.

(d) There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation, expropriation or eminent domain proceedings that affect or in any way relate to any Company Property or any part thereof, and neither the Company nor any Subsidiary has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

(e) Neither the Company nor any Subsidiary has received any notice from any insurance company that has issued a policy with respect to any Company Property or any part thereof (i) requiring performance of any structural or other repairs or alterations to the Company Property or Improvements located thereon or part thereof, or (ii) of any defect or inadequacy in any Company Property (including the Improvements located thereon) that could adversely affect the insurability or usability of the Company Property.

(f) The Company and the Subsidiaries do not own or hold and is not obligated under or is a party to, any option, right of first refusal, right of first offer or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(g) To the Knowledge of the Company, there are no unpaid charges, costs or expenses for improvements to the Company Properties which could give rise to any mechanic’s or materialmen’s or other statutory liens. There are no unpaid commissions due to or payable by the Company and the Subsidiaries to any other becoming due after the Closing Date under the Real Property Leases. The Company Properties are not subject to assessment or collection of additional Taxes for prior years based on a change in land usage or ownership.

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(h) All utilities (including, without limitation, water, sewer, gas, electricity, trash removal and telephone service) are available to and connected with the Company Properties in sufficient quantities to adequately serve the same.

(i) To the Knowledge of the Company, there are no actions pending or threatened with respect to any of the Company Properties that would alter the current zoning classification of any portion of such property or alter any applicable legal requirements that would adversely affect the use of such property by the Company and the Subsidiaries. The Company Property and each separate parcel comprising such property, has actual and, to the Knowledge of the Company, legal access to an adjoining dedicated right-of-way. To the Knowledge of the Company, no fact or condition exists with respect to the Company Property that would result in the termination of current access to and/or from any portion of such property.

(j) To the Knowledge of the Company, no portion of the Company Property is situated in a special flood hazard area according to any of the applicable city maps or the flood insurance rate maps, or the flood hazard boundary maps issued by the Department of Housing and Urban Development, the Federal Insurance Administration or the Federal Emergency Management Agency.

(k) A complete and accurate list of all warranties that affect the Company Properties is set forth in Schedule 4.11(k).

4.12 Tangible Personal Property.

(a) The Company and the Subsidiaries have good and marketable title to all of the items of tangible personal property owned by the Company and the Subsidiaries (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business and not in violation of this Agreement). All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the businesses of the Company and the Subsidiaries are (i) in good condition, free from material defects, and in a state of good maintenance and repair (ordinary wear and tear excepted), (ii) are suitable for the purposes used, and (iii) do not need to be renewed or replaced. Schedule 4.12(a) sets out a complete and accurate list of all equipment, vehicles, furniture and other tangible personal property (including its net book value) owned by, leased by, in the possession of or used by the Company and the Subsidiaries that has a book value in excess of $10,000 (such list identifies the location of each such item and whether such item is owned or leased by the Company and the Subsidiaries).

(b) Schedule 4.12(b) sets forth all leases of personal property (“Personal Property Leases”) relating to personal property used in the businesses of the Company and the Subsidiaries or to which the Company or the Subsidiaries are a party or by which the properties or assets of the Company and the Subsidiaries are bound. All of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are adequate and suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of such Personal Property Lease applicable thereto during the term of such Personal Property Lease. The Company and the Subsidiaries have Made Available true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(c) The Company and the Subsidiaries have a valid and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and the Company and the Subsidiaries have not received or given any notice of any default or event that with or without notice or lapse of time, or both, would constitute a default by the Company and the Subsidiaries under any of the Personal Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

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4.13 Intellectual Property.

(a) Schedule 4.13(a) sets forth a true and complete list of all Registered Intellectual Property. As to each item, Schedule 4.13(a) specifies, as applicable, the jurisdiction in which such item is issued or registered or in which an application for issuance or registration has been filed, and the issuance, registration and/or application numbers and dates with respect to such item.

(b) The Company and the Subsidiaries own or have valid and enforceable rights to use, all of the Intellectual Property that is required for the conduct of the Company and the Subsidiaries’ businesses. No Related Person owns or licenses any Intellectual Property required for the conduct of the Company and the Subsidiaries’ business. All of the rights of the Company and the Subsidiaries in the Company Intellectual Property are valid, subsisting and enforceable. The Company and the Subsidiaries have taken all commercially reasonable actions to maintain and protect the Company Intellectual Property.

(c) The use, development, sale or license of any Company Intellectual Property by the Company and the Subsidiaries has not, and to the Knowledge of the Company, does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any third Person. There are no claims, actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiaries that (i) contest the right of the Company and the Subsidiaries to use any of the Intellectual Property owned or used by the Company and the Subsidiaries, (ii) require the Company and the Subsidiaries to defend, indemnify or hold harmless a Person, or (iii) oppose or attempt to cancel any rights of the Company and the Subsidiaries in, or to, any Registered Intellectual Property. There is no claim pending or, to the Knowledge of the Company, threatened by the Company and the Subsidiaries against any third Person with respect to any Intellectual Property owned or licensed by the Company and the Subsidiaries and, to the Knowledge of the Company, no third Person is infringing, diluting, misappropriating or otherwise violating any Company Intellectual Property.

(d) The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all the Trade Secrets included in the Company Intellectual Property Technology, which measures are reasonable in the industry in which the Company and the Subsidiaries operates. The Company and the Subsidiaries have executed valid written agreements with all of its respective Former Employees, Employees and other third Persons who have contributed to the development of Proprietary Software, Technology and Intellectual Property for or on behalf of the Company and the Subsidiaries pursuant to which each such Former Employee, Employee or other third Person has assigned to the Company or the Subsidiaries all their rights in and to all Technology and Intellectual Property they may develop in the course of their employment or engagement (as applicable), agreed to hold all trade secrets and Confidential Information of the Company and the Subsidiaries in confidence both during and after their employment or engagement, and waived in favor of the Company and the Subsidiaries all moral rights. To the Knowledge of the Company, no current or former employee of the Company or the Subsidiaries are in violation of any term of any employment agreement, invention assignment agreement, non-competition agreement or any restrictive covenant relating to the employment of such person by the Company or the Subsidiaries.

(e) Schedule 4.13(e) sets forth a correct and complete list of all licenses of Intellectual Property under which the Company and the Subsidiaries are a (i) licensor or (ii) licensee (the “IP Licenses”), excluding “off-the-shelf” and standard end user licenses to the Proprietary Software. The Company and the Subsidiaries are not, and to the Knowledge of the Company no other Party is, in breach of any IP Licenses. All of the IP Licenses in which the Company is licensor, and, to the Knowledge of the Company, all IP Licenses in which the Company is licensee, are valid, enforceable and in full force and effect. Except as set forth on Schedule 4.13(e), no consent, approval or other authorization of any party to any Significant IP License is required for the consummation of the transactions contemplated by this Agreement.

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(f) [Intentionally omitted].

(g) Schedule 4.13(g) lists all Software escrow agreements to which the Company and the Subsidiaries are a party and all the parties thereto. Except as set forth on Schedule 4.13(g) and except for non-customized third-party Open Source Software licensed to the Company and the Subsidiaries, the Company and the Subsidiaries have not delivered, licensed or made available source code for any Software to any escrow agent or any other Person who is not, as of the date of this Agreement, an employee. Except as set forth on Schedule 4.13(g) and except for non-customized third-party Open Source Software licensed to the Company and the Subsidiaries, no member of the Company and the Subsidiaries have any duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available the source code for any Software to any escrow agent or other Person. Except as set forth on Schedule 4.13(g), except for non-customized third-party Open Source Software licensed to the Company and the Subsidiaries, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of the source code for any Software to any Person.

(h) Schedule 4.13(h) contains a true and complete list of all Proprietary Software. Schedule 4.13(h) contains a true and correct list of (i) each item of Open Source Software that is distributed with the Proprietary Software; and (ii) the Proprietary Software to which each such item of Open Source Software relates. Except as set forth on Schedule 4.13(h), no Open Source Software is used in, incorporated into, derived from, dynamically linked to, integrated, distributed or bundled with, any Proprietary Software. No Proprietary Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any open source license) that: (i) could require, or could condition the use or distribution of the Proprietary Software on the disclosure, licensing, or distribution of any source code for any portion of the Proprietary Software, or (ii) could otherwise impose any limitation, restriction or condition on the right or ability of the Company and the Subsidiaries to use, distribute or provide access to any Proprietary Software.

(i) The Company and the Subsidiaries are not now, nor was it ever in the past, a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company and the Subsidiaries to grant or offer to any other Person any license or right to any Company Intellectual Property.

(j) All computer systems used by the Company and the Subsidiaries (collectively, the “Computer Systems”) are in good working order and condition and have been used and maintained in material compliance with manufacturer’s requirements and applicable insurance policies. To the Knowledge of the Company, the Computer Systems have the performance capabilities, processing capacity, resources, characteristics and functions needed to conduct the Company and the Subsidiaries’ businesses as currently conducted, and comply with any applicable warranty or other contractual commitment relating to the use, functionality, uptime or performance of such Computer System. The Company and the Subsidiaries maintains back-up and recovery capabilities intended to ensure that a problem with all or a part of the Computer Systems does not materially impact customer-facing capabilities or any revenue stream.

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(k) The Company and the Subsidiaries’ direct creation, acquisition, maintenance, use, processing, disposal and disclosure of Personally Identifiable Information is (and to the Knowledge of the Company, in regard to third Persons conducting services on behalf of the Company and the Subsidiaries) fully authorized and in material compliance with all applicable Data Protection Law.

(l) [Intentionally omitted].

(m) [Intentionally omitted].

(n) Schedule 4.13(n) contains the Company and the Subsidiaries Privacy Policy in effect since January 1, 2018 and identifies the period of time during which the Company and the Subsidiaries Privacy Policy was or has been in effect. The conduct of the Company and the Subsidiaries’ business as currently conducted complies in all material respects with all of the Company and the Subsidiaries’ Privacy Commitment. Neither the execution, delivery or performance of this Agreement or the Company Documents nor the consummation of any of the transactions contemplated by this Agreement or the Company Documents, nor the Company and the Subsidiaries’ collection, disclosure to Buyer, possession or use of any Personally Identifiable Information or any data or information in the Company’s databases, will result in any material violation of any applicable Privacy Commitment. None of the disclosures made or contained in any Company Privacy Policy has been materially inaccurate, misleading or deceptive or constituted a material violation of any Privacy Commitment. Schedule 4.13(n) accurately identifies (and the Company and the Subsidiaries have Made Available a true, correct and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company and the Subsidiaries or any of its representatives regarding any actual, alleged or suspected, unresolved or otherwise currently pending, material infringement or violation of any Privacy Commitment by the Company and the Subsidiaries and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

4.14 Material Contracts.

(a) Schedule 4.14(a) sets forth, by reference to the applicable subsection of this Section 4.14(a), all of the following Contracts to which the Company and/or the Subsidiaries are a party or by which the Company and/or the Subsidiaries or their respective assets or properties are bound (collectively, the “Material Contracts”):

(i) Contracts with Sellers, any of its respective Affiliates or any current or former Related Person;

(ii) Contracts with any labor union or association representing any Employee;

(iii) Contracts for the sale of any of the assets of the Company or the Subsidiaries other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

(iv) Contracts for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of profits or proprietary information;

(v) The Significant IP Licenses;

(vi) Significant Customer or Significant Supplier Contracts containing (A) covenants of the Company or the Subsidiaries not to compete with any Person in any line of business, industry or geographical area or restricting the solicitation, engagement or hiring of any Person or otherwise restricting the operation of the Company or the Subsidiaries or (B) covenants of any other Person not to compete with the Company or the Subsidiaries in any line of business, industry or geographical area or restricting the solicitation, engagement or hiring of any Person;

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(vii) Contracts relating to the acquisition or sale (by merger, purchase of equity or assets or otherwise) of any operating business, material assets or capital stock of any other Person;

(viii) Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company or the Subsidiaries, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;

(ix) Contracts giving rise to Liabilities of the Company or the Subsidiaries in excess of $50,000;

(x) all Contracts obligating the Company or the Subsidiaries to provide or obtain products or services for a period of one (1) year or more or requiring the Company or the Subsidiaries to purchase or sell a stated portion of its requirements or outputs;

(xi) Contracts (A) relating to the employment of, or the performance of services by, any Person, including any current Internal Employee or Former Internal Employee or Independent Contractor, since July 1, 2021, (B) pursuant to which the Company or the Subsidiaries are or may become obligated to make any severance, retention, change of control, Transaction Expense, termination or similar payment to any current Internal Employee, Former Internal Employee, Independent Contractor or director, or (C) pursuant to which the Company or the Subsidiaries are or may become obligated to make any bonus, sales compensation, or similar payment (whether in the form of cash, stock, or other securities but excluding payments constituting base salary);

(xii) outstanding Contracts of guaranty, surety or indemnification, direct or indirect, by the Company or the Subsidiaries;

(xiii) Contracts (or group of related Contracts) which involve the expenditure or receipt of more than $25,000 annually or $150,000 in the aggregate or require performance by any party more than one (1) year from the date hereof;

(xiv) Contracts with a Governmental Body;

(xv) Contracts (A) imposing any confidentiality obligation on the Company or the Subsidiaries or on any other Person (other than routine nondisclosure agreements or routine confidentiality provisions contained in agreements entered into by the Company or the Subsidiaries in the Ordinary Course of Business), (B) containing “standstill” or similar provisions, or (C) providing any right of first negotiation, right of first refusal or similar right to any other Person;

(xvi) Contracts related to any broker, distributor, dealer, manufacturer’s representative, franchise, agency (foreign or domestic), continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising;

(xvii) Contracts containing a provision which provides exclusivity to any other Person, that any term of such Contract will be no less favorable to any other Person either individually or in the aggregate than similar provisions in any other Contract, or any other similar “most favored nation” or “most favored customer” provision in favor of any other Person;

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(xviii) Contracts containing an obligation to indemnify any current or former officer or director of the Company and the Subsidiaries or to indemnify any other Person in connection with the acquisition or sale (whether by means or merger, stock sale or asset sale) of any Person, except for any such Contract that is no longer in effect and under which no claim has been made or threatened;

(xix) Contracts involving any Significant Customer or Significant Supplier;

(xx) settlement document or Contract with respect to any Legal Proceeding involving the Company or the Subsidiaries in the last four (4) years; and

(xxi) Real Property Leases.

(b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company and the Subsidiaries which is a party thereto, and of the other parties thereto enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise set forth on Schedule 4.14(b), continue in full force and effect without penalty or other adverse consequence following the Closing. The Company and the Subsidiaries are not in default under any Material Contract, nor, to the Knowledge of the Company, is any other party to any Material Contract in breach of or default thereunder, and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a breach or default on the Company and the Subsidiaries or any other party thereunder. No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no party has given notice of any significant dispute with respect to any Material Contract. The Company and the Subsidiaries have Made Available true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

4.15 Employee and Labor Matters; Benefits Plans.

(a) Schedule 4.15(a) sets forth a true and complete list, as of the date of this Agreement, of each Plan. True and complete copies of the following have been Made Available to Buyer by the Company and the Subsidiaries with respect to each Plan (to the extent applicable thereto):

(i) (A) the most recent plan document and all amendments thereto for such Plan (or a written description of the material terms of such Plan, if such Plan has not been reduced to writing); (B) any trust agreement, insurance Contract or other funding arrangement in effect for such Plan; and (C) the most recent summary plan description and all summaries of material modifications related thereto, distributed to participants in such Plan;

(ii) all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by the Company and the Subsidiaries to such Plans;

(iii) all current personnel, payroll and employment manuals and policies;

(iv) all Contracts with third party administrators, actuaries, investment managers, consultants or other Independent Contractors that relate to any Plans currently in force or for which the Company and the Subsidiaries currently has any Liability;

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(v) all discrimination, minimum coverage, and top heavy testing results for the three (3) most recently completed plan years;

(vi) the three (3) most recent annual reports filed with any Governmental Body, including (if applicable) any Form 5500 together with all schedules, as required, filed with the IRS or the DOL, with respect to such Plan;

(vii) the most recent determination letter (or opinion letter) issued by the IRS for such Plan, if such Plan is intended to be “qualified” under Section 401(a) of the Code, if applicable;

(viii) the most recent actuarial valuation of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and

(ix) for the last three (3) years, all material correspondence (other than routine correspondence) with the IRS, the DOL and any other Governmental Body regarding the operation or administration of the Plans.

(b) With respect to each Plan: (i) if intended to qualify under Section 401(a) of the Code, such Plan has received a determination letter from the IRS, or if a prototype or volume submitter plan, can rely on an opinion or advisory letter from the IRS to the prototype or volume submitter plan sponsor, and, to the Knowledge of the Company, nothing has occurred since the date of such determination, opinion or advisory letter that would adversely affect such qualification; (ii) such Plan is being administered in all material respects in accordance with its terms and applicable Laws, including (if applicable) ERISA, and the Code; (iii) except for routine claims for benefits, appeals of such claims and domestic relations order proceedings, no liens, lawsuits, complaints or disputes are as of the date of this Agreement pending or, to the Knowledge of the Company threatened, that give rise to or could reasonably be expected to give rise to Liability on the part of the Company or the Subsidiaries; (iv) neither the Company and the Subsidiaries nor, to the Knowledge of the Company, any trustee or any fiduciary of such Plan that is subject to ERISA or the Code, has engaged in any non-exempt “prohibited transaction” within the meaning of Sections 406 or 407 of ERISA or Section 4975 of the Code with respect to such Plan that could reasonably be expected to result in the imposition of any Liability on the Company or the Subsidiaries, and to the Knowledge of the Company, no fiduciary has any Liability for breach of fiduciary duty or any Liability for the failure to act or comply in connection with the administration or investment of the assets or any Plan; (v) except as set forth in Schedule 4.15(b), all contributions required under the terms of each Plan, ERISA or the Code have been timely made to such Plan as of the date of this Agreement (taking into account any extensions for the making of such contributions) in full; (vi) there are no proceedings or investigations pending before the IRS, the DOL or any other Governmental Body with respect to such Plan, nor to the Knowledge of the Company, is any such proceeding or investigation threatened; and (vii) no Plan is maintained outside the jurisdiction of the United States.

(c) With respect to each Plan, except as would not result in a material Liability to the Company or the Subsidiaries, all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, the DOL, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Body, or to the participants or beneficiaries of such Plans, have been filed or furnished on a timely basis.

(d) Neither the Company, the Subsidiaries nor any of their ERISA Affiliates maintain, contribute to or have any Liability with respect to, and have not within the preceding six (6) years maintained, contributed to or had any Liability, contingent or otherwise, with respect to (i) any Plan or other “employee benefit pension plan” (as defined in Section 3(2) of ERISA) that is, or has been, subject to Title IV of ERISA or Section 412 of the Code; (ii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code; or (iii) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

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(e) Neither the Company, the Subsidiaries nor any of their ERISA Affiliates have any obligation to provide or make available post-employment medical or life insurance benefits for any current or former employee of the Company or the Subsidiaries, except (i) as may be required by applicable Law, including COBRA, or the continuation of coverage provisions of the Laws of any state or locality, (ii) benefit coverage through the end of the month of retirement or other termination of employment or service to the extent permitted pursuant to the terms of a Plan, (iii) death benefits attributable to deaths occurring at or prior to retirement or other termination of employment or service, (iv) conversion rights at the sole expense of the converting individual, and (v) post-employment medical and life insurance benefits provided in a written severance agreement with an individual Employee or former employee of the Company or the Subsidiaries which has been Made Available to Buyer. Each Plan which is a “group health plan” within the meaning of Section 5000(b)(1) of the Code and Section 607(l) of ERISA has been administered in material compliance with, and the Company and the Subsidiaries have otherwise complied in all material respects with, (i) the requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; (ii) COBRA and the regulations promulgated thereunder; (iii) the Medicare Secondary Payor Provisions of Section 1862 of the Social Security Act and the regulations promulgated thereunder; and (iv) the Patient Protection and Affordable Care Act of 2010, as amended.

(f) The Company and the Subsidiaries do not have any plan, Contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by applicable Laws, to modify any existing Plan. Each Plan is amendable and terminable by the Company or the Subsidiaries in accordance with its terms without Liability to the Company or the Subsidiaries (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no Plan, plan document or agreement, summary plan description or other written communication distributed generally to eligible Employees, participants and beneficiaries by its terms prohibits the Company or the Subsidiaries from amending or terminating any such Plan.

(g) Except as set forth on Schedule 4.15(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) (i) entitle any Employee or officer of the Company or the Subsidiaries to severance pay, or any other payment that will result in a material Liability to the Company, the Subsidiaries, or Buyer; (ii) accelerate the time of payment or vesting, or trigger any payment or funding, through a grantor trust or otherwise, or increase the amount of, compensation or benefits due any such Employee or officer or trigger any other obligation pursuant to, any of the Plans; or (iii) result in any breach or violation of, or a default under, any of the Plans. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) result in any payment that could individually or in combination with any other such payment constitute an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(h) Each Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) complies and has complied, both in form and operation, with the requirements of Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder, to the extent such requirements are applicable thereto. No Plan has any indemnity or gross-up obligations for any Taxes imposed under Section 409A or Section 280G of the Code.

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(i) Except as set forth on Schedule 4.15(i), the Company and the Subsidiaries have no material Liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

(j) Schedule 4.15(j) lists all Internal Employees by name, position, full-time or part-time status, date of hire, seniority or service credit date if different from initial date of hire, location of employment, exempt or non-exempt status, employment status (whether active or on leave of absence), compensation, bonuses or commissions, benefits, and accrued but unused vacation, sick or other paid leave and the rate at which such vacation, sick or other paid leave is accrued. Schedule 4.15(j) also sets forth a list of all current Independent Contractors (other than IC Representatives) who the Company and the Subsidiaries paid more than $25,000 for services in 2021 by name and the terms on which each Independent Contractor is engaged. Except as set out in Schedule 4.15(j), no Internal Employee is on long-term disability leave or otherwise an inactive Internal Employee, all Internal Employees are employees at will, and no Former Internal Employee has any right to recall or reemployment. The Company and the Subsidiaries are and have been in compliance in all material respects with all applicable Laws respecting labor, employment, employment practices, discrimination, harassment, retaliation, terms and conditions of employment, wages, overtime, hours, classification as exempt or nonexempt, classification as independent contractor, occupational safety, health, seating, meal and rest periods, pay equity, collective bargaining, workers’ compensation, Tax withholding, Tax payment, equal employment opportunity, layoff, plant closing, and eligibility to be legally employed, and the Company and the Subsidiaries are not engaged in, nor has the Company and the Subsidiaries been engaged in, any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. Except as set forth on Schedule 4.15(j), during the five (5) years prior to the date of this Agreement, there have not been and there are not, as of the date of this Agreement, any strikes, disputes, slowdowns, lockouts, work stoppages or similar labor activity or any grievances, arbitrations, claims of unfair labor practices or other collective bargaining disputes and no such unfair labor practice charges, grievances, claims, disputes or arbitrations pending or threatened against the Company and the Subsidiaries. To the Knowledge of the Company, no certification question, organizational drive, demand for recognition, representation proceedings, petition or other unionization activities exists or has existed with respect to any employees of the Company and the Subsidiaries relating to any labor organization, work council, union, or employee association of any type. There are no pending charges, investigations, administrative proceedings or formal complaints pending or, to the Knowledge of the Company, threatened before any Governmental Body and during the five (5) years prior to the date of this Agreement, none of the Company or any of its Subsidiaries has received from any Governmental Body any written notice indicating an intent to charge, investigate, or an initiate administrative proceedings or formal complaints against the Company or any of its Subsidiaries. The Company and the Subsidiaries are not aware of any basis for any such charge, investigation, administrative proceeding or complaint. The Company and the Subsidiaries are not a party to any collective bargaining or similar agreement, and no labor union, work council, employee association or group of employees, or other organizations represents any employees of the Company and the Subsidiaries.

(k) The Company and the Subsidiaries have not closed any plant or facility or implemented any early retirement, separation or window program or reduced employees’ hours by more than fifty percent (50%) within the past five (5) years in a manner to trigger WARN or any other layoff, plant closing or similar Laws, and the Company and the Subsidiaries have not planned or announced any such action or program for the future. To the extent that the Company or any of the Subsidiaries engage in any conduct that triggers WARN or any other layoff, plant closing or similar Laws, up to and including the Closing Date, the Company and the Subsidiaries shall be responsible for providing notice to affected employees as required by law.

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(l) Except as specified on Schedule 4.15(l), the employment of each Employee is “at will” and may be terminated by the Company and the Subsidiaries at any time for any or no reason, subject to applicable Law. Except as specified on Schedule 4.15(l), the Company and the Subsidiaries have not made any written representation to any Employee or Former Employee of the Company and the Subsidiaries promising or guaranteeing or otherwise concerning any employment, offer of employment, or terms of employment (including salary, wages, and employee benefits) concerning any time period after the Closing Date. Except as specified on Schedule 4.15(l), neither the execution of this Agreement nor any of the transactions contemplated by this Agreement or any contractual right triggered by any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events) entitle any person to the payment of any bonus, fee, distribution, remuneration or other compensation to any person (other than salaries, wages or bonuses paid or payable in the Ordinary Course of Business in accordance with current compensation levels and practices). Each Independent Contractor has been properly classified as such and is not likely to be characterized by any Governmental Body as an Employee or as having been in an employee like relationship with the Company and the Subsidiaries.

(m) No Internal Employee has given notice to the Company and the Subsidiaries that any such Internal Employee intends to terminate his or her employment with the Company and the Subsidiaries or, to the Knowledge of the Company, plans to terminate his or her employment with the Company and the Subsidiaries. To the Knowledge of the Company, after due inquiry with the Company’s human resource department, no Internal Employee is in violation, in any material respect, of any employment agreement, invention assignment agreement, non-competition or non-solicitation agreement or any restrictive covenant relating to the employment of such person by the Company and the Subsidiaries.

4.16 Litigation. Except as set forth in Schedule 4.16, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company and the Subsidiaries (or to the Knowledge of the Company, pending or threatened, against any of the officers, managers, directors or Employees of the Company and the Subsidiaries with respect to their business activities on behalf of the Company and the Subsidiaries), or to which the Company and the Subsidiaries are otherwise a party; nor to the Knowledge of the Company is there any reasonable basis for any such Legal Proceeding. Except as set forth on Schedule 4.16, the Company and the Subsidiaries are not subject to any Order, and the Company and the Subsidiaries are not in breach or violation of any Order. Except as set forth on Schedule 4.16, the Company and the Subsidiaries are not engaged in any Legal Proceeding to recover monies due to it or for damages sustained by it. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company and the Subsidiaries or to which the Company and the Subsidiaries are otherwise a party relating to this Agreement or any Company Document or the transactions contemplated hereby or thereby.

4.17 Compliance with Laws.

(a) Except as set forth on Schedule 4.17(a), the Company and the Subsidiaries are in compliance in all material respects with all Laws applicable to its respective businesses, operations, assets, employees or independent contractors. Except as set forth on Schedule 4.17(a), none of the Company, the Subsidiaries, nor any officer, director or manager of the Company and the Subsidiaries has received any notice of violation of any Laws by the Company and the Subsidiaries or received any inquiry from any Governmental Body regarding the operations of the Company and the Subsidiaries. No Company or Subsidiary has been charged with any violation of any Laws. To the Knowledge of the Company, the Company and the Subsidiaries are not under investigation with respect to the violation of any Laws and there are no facts or circumstances which could form the basis for any such violation.

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(b) The Company and the Subsidiaries have all Permits which are required for the operation of its respective businesses as presently conducted (“Company Permits”), other than those the failure of which to possess is immaterial. Schedule 4.17(b) contains a list of all Company Permits. All Company Permits are in full force and effect, and the Company and the Subsidiaries are not in default or violation, and no event has occurred which, with or without notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Company Permit and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, relating to the suspension, revocation or modification of any Company Permit. Except as set forth on Schedule 4.17(b), none of the Company Permits will be impaired or in any way affected by the consummation of the transactions contemplated by this Agreement and the Permits of the Company and the Subsidiaries will remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Company and the Subsidiaries have Made Available true and correct copies of the Company and the Subsidiaries Permit.

4.18 Environmental Matters. Except as set forth on Schedule 4.18 hereto:

(a) the operations of the Company and the Subsidiaries are and have been in compliance, in all material respects, with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify or terminate any such Environmental Permit, and, to the Knowledge of the Company, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits;

(b) no Company or Subsidiary nor any Real Property Lease is the subject of any outstanding written Order or Contract with any Governmental Body or Person with respect to Environmental Laws, Hazardous Materials, or any Release or threatened Release of a Hazardous Material, and the Company and the Subsidiaries have not received any request for information or notification alleging responsibility under CERCLA or an analogous Law;

(c) no claim has been made or is pending, or to the Knowledge of the Company, threatened against the Company and the Subsidiaries alleging either or both that the Company and the Subsidiaries may be in violation of any Environmental Law or Environmental Permit, or may have any Liability under any Environmental Law;

(d) to the Knowledge of the Company, there has been no Release or threatened Release of any Hazardous Materials on, at, under, to or about (i) any Real Property Lease or any property currently operated by the Company and the Subsidiaries; (ii) any property formerly owned, operated or leased by the Company and the Subsidiaries, during the time of such ownership, operation or lease, or (iii) any location where Hazardous Materials from the operations or activities of the Company and the Subsidiaries have come to be located; and no facts, circumstances or conditions exist with respect to the Company and the Subsidiaries or any property currently or formerly owned, operated or leased by the Company and the Subsidiaries or any property to which the Company and the Subsidiaries arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company and the Subsidiaries incurring any Liabilities under Environmental Law; and

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(e) there are no pending or, to the Knowledge of the Company, threatened, investigations of the Company and the Subsidiaries, its operations or any currently or formerly owned, operated or leased property which could lead to the imposition of Liabilities or Liens under Environmental Law.

4.19 Insurance. The Company and the Subsidiaries have insurance policies in full force and effect (a) for such amounts as are sufficient for all requirements of Law and all agreements to which the Company and the Subsidiaries are a party or by which it is bound, and (b) which are in such amounts, with such deductibles and against such risks and Losses, as are reasonable for the businesses, assets and properties of the Company and the Subsidiaries. Set forth on Schedule 4.19 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company and the Subsidiaries setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium, whether the policies may be terminated upon consummation of the transactions contemplated hereby and if and to what extent events being notified to the insurer after the Closing Date are generally excluded from the scope of the respective policy. To the Knowledge of the Company, except as set forth on Schedule 4.19, no event relating to the Company and the Subsidiaries has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. Schedule 4.19 reflects all claims that have been made against the Company and the Subsidiaries with the past three (3) years under any of these policies or bonds. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two (2) years and, to the Knowledge of the Company, no threat has been made to cancel any insurance policy of the Company and the Subsidiaries during such period. Except as set forth on Schedule 4.19, all such insurance will remain in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred, including the failure by the Company and the Subsidiaries to give any notice or information or the Company and the Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company and the Subsidiaries under any such insurance policies.

4.20 Accounts and Notes Receivable and Payable.

(a) The accounts receivable of the Company and the Subsidiaries reflected on the books and records of the Company and the Subsidiaries (except to the extent of the allowance for doubtful accounts reflected on the Financial Statements) represent bona fide and valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, as of the Closing Date, all accounts receivable will be current and collectible net of the respective reserves shown on the Balance Sheet or to be shown on the Estimated Closing Statement (which reserves (i) are adequate and calculated consistent with past practice, (ii) in the case of reserves on the Estimated Closing Statement, will not represent a materially greater percentage of accounts receivable as of the Closing than the reserve reflected on the Balance Sheet, and (iii) will not represent a change in the composition of such accounts receivable in terms of aging). Subject to such reserves, each account receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. To the Knowledge of the Company, there are no material disputes with respect to any of the accounts receivable reflected on the Balance Sheet that have not been reserved for on the Balance Sheet.

(b) All accounts payable of the Company and the Subsidiaries as of the Closing Date will be reflected in the books and records of the Company and the Subsidiaries and the Estimated Closing Statement. There are no accounts payable of the Company and the Subsidiaries (i) for purchases in material excess of usual requirements, (ii) that did not arise in the Ordinary Course of Business, or (iii) that are materially past due. All accounts payable of the Company and the Subsidiaries are appropriately reserved for and recorded in accordance with GAAP and reflected in the Financial Statements.

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4.21 Related Party Transactions. Except as set forth on Schedule 4.21, none of the Company, the Subsidiaries, any Employee or Former Employee, officer, director or manager of the Company and the Subsidiaries, any member of his or her immediate family or any Affiliate of any of the foregoing (each, a “Related Person,” and, collectively, the “Related Persons”) (a) owes any amount to the Company and the Subsidiaries nor do the Company and the Subsidiaries owe any amount to, or has the Company and the Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (b) is involved in any business arrangement or other relationship with the Company and the Subsidiaries (whether written or oral), (c) owns any property or right, tangible or intangible, that is used by the Company and the Subsidiaries, (d) has any claim or cause of action against the Company and the Subsidiaries or (e) owns any direct or indirect interest of any kind in, or controls or is a manager, director, officer, employee or partner of, or consultant to, or lender to, or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, service provider, customer, client, landlord, tenant, creditor or debtor of the Company and the Subsidiaries.

4.22 Banks; Power of Attorney. Schedule 4.22 contains a complete and correct list of the names and locations of all banks in which the Company and the Subsidiaries have accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.22, no person holds a power of attorney to act on behalf of the Company and the Subsidiaries. Schedule 4.22 contains a complete and correct list of all bonds, debentures, or notes which the Company and the Subsidiaries hold.

4.23 Immigration. The Company and the Subsidiaries are in material compliance with all federal, state and local immigration laws, statutes, rules, codes, orders and regulations, including the Immigration Reform and Control Act of 1986, as amended, the Immigration and Nationality Act of 1990, as amended, and the Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as amended, and any successor Laws thereto (“Immigration Laws”). The Company and the Subsidiaries have properly maintained all records required by the Department of Homeland Security and former Immigration and Naturalization Service, including a properly completed Form I-9 for each Employee, and to the Knowledge of the Company, does not employ individuals lacking authorization to work in the United States. To the Knowledge of the Company, the Company and the Subsidiaries are not the subject of any inspection, complaint or investigation relating to its compliance with or violation of the Immigration Laws. The Company and the Subsidiaries have not been fined, penalized, warned or received any other written notice regarding compliance with the Immigration Laws.

4.24 FCPA; Anti-Corruption; Anti-Bribery Laws; and Anti-Money Laundering; Trade Regulations.

(a) The Company and the Subsidiaries and, to the Knowledge of the Company, each of their respective officers, directors, managers, Internal Employees, and any other Person acting on behalf of the Company and the Subsidiaries, in the course of their actions for, or on behalf of, the Company and the Subsidiaries, have not (i) violated any provision of the Foreign Corrupt Practices Act (the “FCPA”), the Laws promulgated, monitored or enforced by U.S. Office of Foreign Assets or any other applicable anti-bribery, anti-money laundering, anti-bribery or anti-corruption Laws; (ii) violated any applicable customs, export control, trade sanctions, anti-terrorism and anti-boycott Laws; (iii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to (A) any individual holding a legislative, administrative or judicial position of any kind, (B) any officer, employee or any other individual acting in an official capacity for any Governmental Body, (C) any political party or official thereof or any candidate for political office (individually and collectively, a “Government Official”), (D) any employee or agent of a private entity with which The Company and the Subsidiaries do or seeks to do business (a “Private Sector Counterparty”) or (E) any individual while knowing that all or a portion of such money or thing of value would be offered, given or promised to any Government Official or Private Sector Counterparty, in each case described in this Section 4.24(a), for the purpose of assisting the Company or the Subsidiaries, the Company and the Subsidiaries or any of their respective subsidiaries or Affiliates in obtaining or retaining business or a business advantage for or with, directing business to the Company and the Subsidiaries, or securing any improper advantage for the Company or the Subsidiaries; or (iv) established or maintained any fund or asset with respect to the Company and the Subsidiaries that has not been recorded on the books and records of the Company and the Subsidiaries.

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(b) Neither the Company and the Subsidiaries, nor, to the Knowledge of the Company, any Person acting on its behalf, has, directly, or indirectly through a third-party intermediary, entered into any Contract that remains in effect and that contains provisions reflecting participation in or cooperation with the Arab League boycott of Israel.

4.25 Customers and Suppliers.

(a) Set forth on Schedule 4.25(a) are the top ten (10) Customers of the Company and the Subsidiaries by dollar volume, during the periods beginning (i) October 1, 2019 and ending on September 30, 2020, (ii) October 1, 2020 and ending on September 30, 2021, and (iii) October 1, 2021 and ending on February 28, 2022, and set forth opposite the name of each such Customer is the dollar amount of revenue attributable to such Customer for such period (each, a “Significant Customer”). The Company and the Subsidiaries are not engaged in any material dispute with any current Customer, no such Customer has notified the Company and the Subsidiaries that it intends to terminate or materially reduce its business relations with the Company and the Subsidiaries, and, to the Knowledge of the Company, there is no reason why any such Customer would not continue such business relationship with the Company and the Subsidiaries after the Closing. The Company and the Subsidiaries have received no written or, to the Knowledge of the Company, oral complaint or other correspondence from a Significant Customer (x) describing circumstances which the Company and the Subsidiaries would reasonably conclude would have an adverse impact on the Company and the Subsidiaries’ relationship with such Significant Customer that would reasonably be expected to be material to the Company and the Subsidiaries or (y) that it intends to refuse to pay any material amount due to the Company and the Subsidiaries or seeks to exercise any material remedy against the Company and the Subsidiaries.

(b) Set forth on Schedule 4.25(b) are the Company and the Subsidiaries’ ten (10) largest suppliers and service providers (including data suppliers), by dollar volume, during the periods beginning (i) October 1, 2019 and ending on September 30, 2020, (ii) October 1, 2020 and ending on September 30, 2021, and (iii) October 1, 2021 and ending on February 28, 2022, and set forth opposite the name of each such supplier or service provider is the dollar amount of purchases attributable to such provider for such periods (each, a “Significant Supplier”). The Company and the Subsidiaries are not engaged in any material dispute with any current supplier or service provider and no such supplier or provider has notified the Company and the Subsidiaries that it intends to terminate or materially reduce its business relations with the Company and the Subsidiaries, and, to the Knowledge of the Company, there is no reason why any such supplier or provider would not continue such business relationship with the Company and the Subsidiaries after the Closing. The relationship of the Company and the Subsidiaries with each Significant Supplier is, to the Knowledge of the Company, without any unresolved material dispute with any such Significant Supplier, and, to the Knowledge of the Company, no event has occurred that would reasonably be expected to have an adverse effect on the Company and the Subsidiaries’ relations with any Significant Supplier in any material respect.

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4.26 Financial Advisors. Except as set forth on Schedule 4.26, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or the Subsidiaries in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

4.27 CARES Act and PPP Loans.

(a) Except as set forth on Schedule 4.27(a), neither the Sellers’ Representative, the Company nor any of the Subsidiaries (i) have participated in any CARES Act stimulus fund programs or other programs related to the COVID-19 pandemic, including but not limited to any grants, payments, distributions, funds, credits or refunds or other relief provided under the CARES Act or any other program authorized by any Governmental Body in response to COVID-19, (ii) have taken any “Second Draw” Paycheck Protection Program loan, or (iii) applied for or received any stimulus funds or other funds, benefits, deferrals or any other kind of remuneration in connection with the COVID-19 pandemic or any issues relating thereto.

(b) The Company and its Subsidiaries, as applicable, has (i) applied for and received all PPP loans in accordance with all PPP Requirements, (ii) only used the proceeds of any PPP loan in a manner that allows 100% of such proceeds to qualify for loan forgiveness under the PPP Requirements, and has otherwise complied with the PPP Requirements and other applicable Laws with respect thereto, and (iii) has applied for forgiveness with respect to each PPP loan in accordance with the PPP Requirements and any requirements imposed by the PPP Lenders. The Company has not received a notice from any Governmental Body or the PPP Lenders asserting or threatening that any portion of any PPP loan is not or may not be eligible for forgiveness or that such PPP loan does not comply with applicable Laws and requirements (including the PPP Requirements).

4.28 Full Disclosure. Except for the representations and warranties contained in this Agreement, neither the Sellers’ Representative, nor any other person or entity, has made or makes any other express or implied representation or warranty as to the accuracy or completeness of any information, documents or material regarding the Company and the Subsidiaries furnished or made available to Buyer and its representatives (including any information, documents or material delivered to Buyer in any other form in expectation of the transactions contemplated hereby) or as to any future revenue, profitability or success of the Company, future legal or tax position. To the Knowledge of the Company, there is no fact that the Sellers’ Representative has not disclosed to the Buyer in writing that materially adversely affects, or is reasonably likely to materially adversely affect, the ability of the Company and the Subsidiaries to perform this Agreement.

4.29 Working Capital. The Company has normalized positive Closing Working Capital sufficient to operate the Company’s and the Subsidiaries’ business after the Closing in the Ordinary Course of Business.

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Article V
REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Sellers’ Representative entering into this Agreement on behalf of Sellers and completing the transactions contemplated by this Agreement and acknowledging that Sellers’ Representative is entering into this Agreement in reliance upon the representations and warranties of Buyer set forth in this Article V, Buyer hereby represents and warrants to Sellers that, as of the date hereof and as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties are made as of such earlier date) as follows:

5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Authorization of Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer in connection with the consummation of the transactions contemplated hereby and thereby (the “Buyer Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each Buyer Document have been duly authorized by all necessary corporate action on behalf of Buyer. This Agreement has been, and each Buyer Document will be at or prior to the Closing, duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Buyer Document when so executed and delivered will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Schedule 5.3(a) hereto, none of the execution and delivery by Buyer of this Agreement and of the Buyer Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Buyer with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the Articles of Incorporation and Bylaws or comparable organizational documents of Buyer; (ii) any Contract or Permit to which Buyer is a party or by which any of the properties or assets of Buyer are bound; (iii) any Order of any Governmental Body applicable to Buyer or by which any of the properties or assets of Buyer are bound; or (iv) any applicable Law.

(b) Except as set forth on Schedule 5.3(b), no waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Buyer Documents or the compliance by Buyer with any of the provisions hereof or thereof , except for such other consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

5.4 Litigation. Except as set forth on Schedule 5.4, there are no Legal Proceedings pending or, to the Knowledge of Buyer, threatened that are reasonably likely to prohibit or restrain the ability of Buyer to enter into this Agreement or consummate the transactions contemplated hereby.

5.5 Investment Intention. Buyer is acquiring the Stock for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.

5.6 Financial Advisors. Except as set forth on Schedule 5.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

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5.7 Sufficiency of Funds. Buyer has available cash resources and financing, or other sources of immediately available funds, in an amount sufficient to pay the Closing Payment to Sellers’ Representatives, and all expenses, fees and assumed liabilities required to be paid by Buyer on the Closing Date.

5.8 Staffing 360 Preferred Stock.

(a) Schedule 5.8(a) sets forth the complete capitalization table of the Buyer as of the date of Closing.

(b) Each share of the Staffing 360 Preferred Stock has been duly authorized for issuance by the Buyer, and upon issuance, will be validly issued in accordance with applicable Law, fully paid, non-assessable and free and clear of any lien, claim or other encumbrance of any kind whatsoever, subject to Staffing 360’s debt obligations. The issuance of the Staffing 360 Preferred Stock will not result in the violation of any applicable Law, purchase or call option, right of first refusal, subscription right, preemptive right, Contract or the organizational documents of Buyer and/or its subsidiaries, or any similar rights except as may be set forth in the applicable certificate of designation for the Staffing 360 Preferred Stock. The redemption of the Staffing 360 Preferred Stock as provided within the Staffing 360 Preferred Stock Certificate does not violate any currently outstanding debt instruments issued by Buyer. The Staffing 360 Preferred Stock to be transferred to the Sellers as part of the Purchase Price pursuant to Section 2.1 herein represents the only issued and outstanding shares of preferred stock of the Buyer as of the Closing, and all such shares of the Staffing 360 Preferred Stock have been offered, sold and delivered by Buyer in compliance with all applicable federal and state securities laws. All waivers, approvals, Permits or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body required on the part of Buyer in connection with the issuance of the Staffing 360 Preferred Stock under this Agreement have been obtained and/or delivered, as applicable.

(c) There are no existing options, warrants, calls, rights or Contracts in respect of or requiring, and there are no securities of Buyer and its subsidiaries outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any preferred stock of Buyer that would rank senior to the Staffing 360 Preferred Stock in liquidation, dividend or any other distribution preference. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to Buyer and its subsidiaries that would result in the issuance of preferred stock, or securities convertible into or exchangeable for preferred stock, which upon issuance would rank senior to the Staffing 360 Preferred Stock in respect to liquidation, dividends or any other distribution preference.

Article VI
COVENANTS

6.1 Transactions with Related Persons. Prior to the Closing Date, each of the Company and the Subsidiaries shall (a) terminate all Contracts with Related Persons (other than those Contracts listed on Schedule 6.1) and (b) deliver releases executed by such Related Persons with whom the Company and each of the Subsidiaries have terminated such Contracts pursuant to this Section 6.1 providing that no further payments are due, or may become due, under or in respect of any such terminated Contracts; provided, that in no event shall any of the Company and the Subsidiaries pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release. Except as set forth on Schedule 6.1, without limiting the foregoing, the Company will cause each of the Subsidiaries to take all steps reasonably necessary to cause all Related Person Indebtedness, including all Related Person accounts payable and accounts receivable to be extinguished prior to the Closing Date.

6.2 [Intentionally Omitted].

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6.3 Non-Competition; Non-Solicitation; Confidentiality; Non-Disparagement.

(a) For a period of five (5) years from and after the Closing Date, Sellers’ Representative and Jean-Pierre Sakey (the “Restricted Parties”), so long as: (i) Buyer is compliant with all obligations regarding the issuance of Staffing 360 Preferred Stock as provided herein; (ii) Buyer has satisfied all obligations with respect to payment of the Contingent Payment as required herein, and; (iii) an there remains a valid Advisory Consulting Agreement with Jean-Pierre Sakey which is still in effect (the “Restricted Period”), then the Restricted Parties shall not use any Confidential Information to, without the express written consent of Buyer, directly or indirectly, own, establish, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, establishment, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in any recruiting, staffing, employer of record, human resource consulting or human resource software activities in the same industry as the Company and the Subsidiaries as of the Closing Date or any of their respective Affiliates as conducted as of the Closing Date (each, a “Restricted Business”) anywhere in the United States of America; provided, that the restrictions contained in this Section 6.3(a) shall not restrict the acquisition by the Restricted Parties, directly or indirectly, of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business.

(b) During the Restricted Period, the Restricted Parties shall not, and shall cause their Affiliates not to, directly or indirectly: (i) (A) cause, solicit, induce or encourage any employee of Buyer, the Company and the Subsidiaries or any of their Affiliates, or any individual who was employed by Buyer, the Company and the Subsidiaries or any of their Affiliates at any time within six (6) months before such solicitation, inducement or encouragement to leave such employment or (B) hire, employ or otherwise engage any such employee or individual; or (ii) cause, solicit, induce or encourage any actual or prospective client, customer, supplier, registered representative, investment adviser representative, or licensor of the Company Group, or any other Person who has a material business relationship with any member of the Company Group, to do business with a Restricted Business or terminate or materially modify any such actual or prospective relationship with the Company Group. “Company Group” means Buyer, the Company, the Subsidiaries, or any of their respective Affiliates. For purposes of this Section, “prospective client, customer, supplier, registered representative, investment advisor representative or licensor” shall mean Persons that were specifically identified in the records of the Company Group as such, and which were contacted either in person, or by individual correspondence from, a representative of the Company Group.

(c) During the Restricted Period, the Restricted Parties shall not and shall cause their Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the Company Group or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Company Group, any Confidential Information. Neither Restricted Party shall have any obligation to keep confidential (or cause such Restricted Parties’ Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, that in the event disclosure is required by applicable Law, such Restricted Parties shall, to the extent reasonably possible, provide Buyer with prompt notice of such requirement prior to making any disclosure so that Buyer may seek an appropriate protective order and cooperate with Buyer concerning any such protective order sought.

(d) From and after the Closing Date, the Restricted Parties shall not, and shall cause their Affiliates not to, directly or indirectly, disparage any member of the Company Group in any way that adversely impacts or could adversely impact the goodwill, reputation or business relationships of the Company Group with the public generally, or with any of their customers, suppliers, independent contractors, or employees.

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(e) The covenants and undertakings contained in this Section 6.2 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.2 will cause irreparable injury to Buyer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.2 will be inadequate. Therefore, Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.2 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 6.2 are cumulative and in addition to any other rights and remedies which Buyer may have hereunder or at law or in equity.

(f) In the event of any actual or threatened violation of the covenants and obligations under this Section 6.2 by the Restricted Parties, Buyer shall be entitled to recover from the Restricted Parties its reasonable attorneys’ fees and all costs and expenses associated with the enforcement of any provision of this Section 6.2 in addition to any other available legal or equitable remedies. If any court of competent jurisdiction finds that the Restricted Parties or the Company has breached any of its covenants or obligations under this Section 6.2, the time period during which such covenants and obligations are effective shall be suspended and shall not run in favor of Sellers or the Restricted Parties from the date of such breach until the date when such breach is cured or remedied.

(g) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.2 is unreasonable, arbitrary, unenforceable, or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary, enforceable, and not against public policy shall be enforced against the applicable party. The Restricted Parties acknowledge that their covenants and obligations in this Section 6.2 have been a material inducement for Buyer to consummate this Agreement. Accordingly, the Restricted Parties irrevocably waive any right existing as of the Closing Date or arising in the future to (i) file any declaratory judgment or similar action seeking to declare unenforceable any covenant or obligations under this Section 6.2 or challenge the validity of such covenants or obligations; (ii) otherwise contest the enforceability of any such covenants or obligations as being unreasonable or unenforceable; or (iii) assert any defenses to any action or effort by Buyer to enforce any such covenants or obligations based on their reasonableness.

(h) Notwithstanding the time periods set forth in this Section 6.3, in the event of a breach of this Agreement by Buyer in regard to payment of the Purchase Price or the Contingent Payment, the restrictions on the Restricted Parties under this Section 6.3 shall automatically terminate and become null and void, with no further obligation or liability of the Restricted Parties related to such Sections.

6.4 Preservation of Records. Subject to any retention requirements relating to the preservation of Tax records, Sellers’ Representative and Buyer agree that each of them shall (and shall cause the Company and the Subsidiaries to) preserve and keep the records held by them or their Affiliates relating to the respective businesses of the Company and the Subsidiaries for a period of six (6) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such Party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Seller, the Company, the Subsidiaries or Buyer or any of their Affiliates or in order to enable Sellers’ Representative or Buyer to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event any Party wishes to destroy (or permit to be destroyed) such records after that time, such Party shall first give ninety (90) days prior written notice to the other and such other Party shall have the right at its option and expense, upon prior written notice given to such Party within that 90 day period, to take possession of the records within one hundred eighty (180) days after the date of such notice.

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6.5 [Intentionally Omitted]

6.6 Publicity.

(a) Sellers’ Representative shall not issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of Buyer, which approval will not be unreasonably withheld or delayed, unless, as mutually agreed to in good faith by Buyer and Sellers’ Representative, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Buyer or its Affiliates lists securities, provided, that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with Buyer and Sellers’ Representative with respect to the text thereof. Buyer may issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of Sellers’ Representative, provided, further, that Buyer will permit Sellers’ Representative to review any such release or announcement prior to its public dissemination.

(b) Except as provided in Section 6.6(a), each of Buyer, Sellers’ Representative and the Company agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

6.7 Releases.

(a) Effective upon the Closing, Sellers’ Representative and each Seller, and their respective successors and assigns (collectively, the “Seller Releasing Parties”) shall be deemed to have remised, released and forever discharged the Company and the Subsidiaries and their respective successors, officers, directors and employees (and each of their respective heirs, executors and administrators acting in such capacities) and, subject to and without in any way limiting Buyer’s obligations under this Agreement and any Buyer Document, Buyer and its successors, officers, directors and employees (and each of their respective heirs, executors and administrators acting in such capacities) (collectively, the “Buyer and Company Released Parties”), of and from any and all Claims that the Seller Releasing Parties, or any of them, now has or ever had, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, against the Buyer and Company Released Parties, and each of them, from the beginning of time through the Closing Date, other than (i) any obligations to provide indemnification, exculpation or advancement of expenses to any Seller Releasing Party who is or was an officer or director of the Company and the Subsidiaries and who is entitled to such indemnification, exculpation or advancement of expenses under the charter of the Company and the Subsidiaries or as a matter of Law by or on behalf of the Company and the Subsidiaries, but in each case, solely to the extent any Losses related to such obligation are insured by the Company or the Subsidiaries’ insurance policies at no expense to the Company and the Subsidiaries, and (ii) any rights that any Seller Releasing Party may have as an Employee to earned and unpaid salary, bonuses, accrued vacation or other employee compensation and unreimbursed expenses, in each case to the extent reflected in Balance Sheet. Each Seller Releasing Party covenants and agrees that such Seller Releasing Party shall not commence, join in or in any manner seek relief through any suit arising out of, based upon or relating to any Claim released hereunder, or in any manner assert or cause or assist another to assert any Claims released hereunder. NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 6.6 TO THE CONTRARY, NOTHING HEREIN SHALL BE DEEMED TO RELEASE, WAIVE, MODIFY, AMEND OR OTHERWISE AFFECT THE RIGHTS OR THE OBLIGATIONS, COVENANTS OR COMMITMENTS OF SELLER RELEASING PARTIES OR BUYER AND RELEASED PARTIES UNDER THIS AGREEMENT.

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(b) Each Seller Releasing Party acknowledges that such Seller Releasing Party may hereafter discover facts in addition to or different from those which such Seller Releasing Party now knows or believes to be true with respect to the subject matter of this Section 6.7, but it is each such Seller Releasing Party’s intention, except in regard to instances and facts arising from fraudulent, intentional or willful misconduct, to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, which now exist, may exist or heretofore have existed between any Seller Releasing Party and any Buyer and Company Released Party with respect to the subject matter of this Section 6.7 (subject to the exceptions set forth in this Section 6.7). In furtherance of this intention, except in regard to the discovery of instances and facts arising from Buyer’s fraudulent, intentional or wilful misconduct, the releases herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts. Each Seller Releasing Party covenants that such Seller Releasing Party has not assigned any Claims which are the subject of this Section 6.7.

6.8 Further Assurances. The Sellers’ Representative, the Company and Buyer shall use their commercially reasonable efforts to (a) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. At or after Closing, and without further consideration, Seller Representative will execute and deliver to Buyer such further instruments of conveyance and transfer as Buyer may reasonably request to more effectively convey and transfer the Purchased Shares to Buyer, and Buyer will execute and deliver to Sellers’ Representative such further instruments of conveyance and transfer as Sellers’ Representative may reasonably request to more effectively convey and transfer the Staffing 360 Preferred Stock to the Sellers, free and clear of all Liens and subject to no legal or equitable restrictions of any kind.

6.9 Sellers’ Representative Access. From the Closing Date until the Contingent Payment has been finally determined pursuant to Section 2.5, Sellers’ Representative shall be provided with reasonable access to Brendan Flood to answer any questions that Sellers’ Representative may have regarding such books and records, working papers and properties related specifically to the achievement of the Contingent Payment.

6.10 Conduct of the Business Pending Closing.

(a) Except as otherwise expressly required by this Agreement or with the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), between the date hereof and the Closing, Sellers and the Company shall conduct the Business in the ordinary course of business and use their commercially reasonable efforts to preserve the present goodwill of the Company.

(b) Without limiting the generality of the foregoing, except as otherwise expressly provided on Schedule 6.10 or with the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), Seller and the Company shall not:

(i) except in the Ordinary Course of Business, declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of or other securities of, or other ownership interests in, the Company or any of the Subsidiaries or repurchase, redeem or otherwise acquired any outstanding equity interests or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

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(ii) transfer, issue, sell, pledge, encumber, or dispose of the equity interests or other securities of, or other ownership interests in, the Company or any of the Subsidiaries or granted options, warrants, calls or other rights to purchase or otherwise acquired equity interests or other securities of, or other ownership interests in, the Company or any of the Subsidiaries except Jean-Pierre Sakey may exercise his outstanding warrant and option interests;

(iii) effect any recapitalization, reclassification, stock split, combination or like change in the capitalization of the Company or any of the Subsidiaries, or amend the terms of any outstanding securities of the Company or any of the Subsidiaries;

(iv) amend the organizational documents of the Company or any of the Subsidiaries;

(v) (A) increase the salary or other compensation of any director, manager, officer or Internal Employee or consultant, except in the Ordinary Course of Business, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director, officer, Internal Employee or consultant, (C) increase the coverage or benefits available under any (or create any new) severance, retention, change in control or similar pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, managers, officers, Internal Employees, agents or representatives of the Company or any of the Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, retention, change in control, special pay, consulting, non-competition or similar agreement or arrangement with any directors, managers or officers of the Company or any of the Subsidiaries (or amend any such agreement) to which the Company or any of the Subsidiaries is a party;

(vi) except in the Ordinary Course of Business, (A) issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness; (B), pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness of the Company or any of the Subsidiaries; or (C) modify the terms of any Indebtedness or other Liability;

(vii) subject itself to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible) of, or used by, the Company or any of the Subsidiaries;

(viii) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of, or used by, the Company or the Subsidiaries, other than for fair consideration in the Ordinary Course of Business;

(ix) enter into or agree to enter into any merger or consolidation with any corporation or other entity, or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities, of any other Person;

(x) cancel or compromise any debt or claim or waive or release any material right of the Company or any of the Subsidiaries except in the Ordinary Course of Business;

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(xi) enter into any commitment for capital expenditures of the Company and the Subsidiaries in excess of $5,000 for any individual commitment and $10,000 for all commitments in the aggregate;

(xii) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of the Subsidiaries or, through negotiation or otherwise, make any commitment or incur any Liability to any labor organization with respect to the Company or any of the Subsidiaries;

(xiii) introduce any material change with respect to the operation of the Company or any of the Subsidiaries, including any material change in the types, nature, composition or quality of its products or services, or, other than in the Ordinary Course of Business, make any change in product specifications or prices or terms of distributions of such products or change its pricing, discount, allowance or return policies or grant any pricing, discount, allowance or return terms for any customer or supplier not in accordance with such policies;

(xiv) enter into any transaction or enter into, modify or renew any Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

(xv) except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, make any investments in or loans to, or paid any fees or expenses to, or enter into or modify any Contract with any Related Persons;

(xvi) make a change in its accounting or Tax reporting principles, methods or policies;

(xvii) (A) make, change or revoke any Tax election, settle or compromise any Tax claim or Liability or enter into a settlement or compromise, or change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, or (B) prepare or file any Tax Return (or any amendment thereof) unless such Tax Return is prepared in a manner consistent with past practice and the Company provides Buyer a copy thereof (together with supporting papers) at least three (3) Business Days prior to the due date thereof for Buyer to review and approve;

(xviii) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company or any Subsidiary to compete with or conduct any business or line of business in any geographic area;

(xix) terminate, amend, restate, supplement, abandon or waive any rights under any (A) Material Contract (including any Real Property Lease, Personal Property Lease or Intellectual Property License), other than in the Ordinary Course of Business or (B) Company Permit;

(xx) settle or compromise any pending or threatened Legal Proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $15,000;

(xxi) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities;

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(xxii) take any action which may adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

(xxiii) enter into any new line of business, or discontinue any existing line of business;

(xxiv) (A) delay or postpone the payment of accounts payable or other liabilities, other than those being disputed in good faith, or (B) accelerate or cause the acceleration of the collection or receipt of any accounts receivable, other than in the Ordinary Course of Business;

(xxv) fail to keep in full force and effect all insurance policies, except for insurance policies that relate to a Plan, as of the date hereof (or insurance policies having substantially similar coverage);

(xxvi) agree to do anything prohibited by this Section 6.10 or that could be reasonably expected to have a material adverse effect to the Company.

(c) Nothing contained in this Agreement is intended to or shall give Purchaser, directly or indirectly, the right to control or direct the operations of the Business or the Company prior to the Closing. Prior to the Closing, Seller shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over the operations of the Business and the Company.

6.11 Notice of Certain Events.

(a) From the date hereof until the Closing, Sellers’ Representative shall promptly notify Buyer in writing of:

(i) any fact, circumstance, event or action, the existence or occurrence or taking of which (A) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Sellers hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 2.7 to be satisfied;

(ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to Knowledge of the Company, threatened against, relating to or involving or otherwise affecting Sellers or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.5 or 4.16 or that relates to the consummation of the transactions contemplated by this Agreement.

(b) Purchaser’s receipt of information pursuant to this Section 6.11 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers’ Representative or the Company in this Agreement, and shall not amend or supplement the Schedules.

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6.12 No Solicitation of Other Bids.

(a) Sellers’ Representative shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Sellers’ Representative shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

(b) In addition to the other obligations under this Section 6.12, Sellers’ Representative shall promptly (and in any event within three (3) Business Days after receipt thereof by Sellers’ Representative or the Company advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Sellers’ Representative agrees that the rights and remedies for noncompliance with this Section 6.12 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Article VII
INDEMNIFICATION AND TAX MATTERS

7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company, Buyer and Sellers’ Representative contained in this Agreement, any certificate delivered pursuant hereto or any Seller Document, Company Document or Buyer Document shall survive the execution and delivery of this Agreement and the Closing until and including the eighteen (18) month anniversary of the Closing Date (the “General Survival Period”); provided, that (a) the Fundamental Representations shall survive the execution and delivery of this Agreement and the Closing until the date that is sixty (60) days following the expiration of the applicable statute of limitations with respect to the particular matter which is the subject matter thereof (in each case, the “Survival Period”), (b) the Indefinite Representations shall survive the execution and delivery of this Agreement and the Closing indefinitely, and (c) any claim with respect to any fraudulent, intentional or willful breach of any representation shall survive the execution and delivery of this Agreement and the Closing and can be made by a Buyer Indemnified Party indefinitely; provided, that any obligations under Section 7.2(a)(i), Section 7.2(b)(i) and Section 7.2(c)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 7.3(a) before the termination of the applicable Survival Period. The respective covenants and agreements of Sellers’ Representative, the Company and Buyer made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing for the respective term specified in such covenant or agreement. It is the express intent of the Company, Buyer and Sellers’ Representative that, (x) if an applicable survival period as contemplated by this Section 7.1 is shorter than the statute of limitations that would otherwise have been applicable, then, by contract, the applicable statute of limitations shall be reduced to the shortened survival period contemplated hereby and (y) if an applicable survival period as contemplated by this Section 7.1 is longer than the statute of limitations that would otherwise have been applicable, then, by contract, the applicable statute of limitations shall be increased to the longer survival period contemplated hereby. The Company, Buyer, and Sellers’ Representative further acknowledge that the time periods set forth in this Section 7.1 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the Company, Buyer, and Sellers’ Representatives and that they intend for the time periods to be enforced as agreed by the Company, Buyer, and Sellers’ Representative.

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7.2 Indemnification.

(a) From and after the Closing, Sellers’ Representative shall indemnify and hold Buyer, the Company, the Subsidiaries, their respective Affiliates, and their respective current and former directors, managers, officers, employees, equity holders, members, partners, agents, attorneys, representatives, successors and assigns (but excluding, in each case, any Sellers) (collectively, the “Buyer Indemnified Parties”) harmless from and against, and pay to the applicable Buyer Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages, (excluding special and punitive damages, except in the case of a Third-Party Claim), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including reasonable costs of investigation and defense and attorneys’ and other professionals’ fees and including those arising under Environmental Law), or any diminution in value, whether or not involving a Third-Party Claim (individually, a “Loss” and, collectively, “Losses”) based upon, attributable to or arising from:

(i) any inaccuracy in or breach of the representations or warranties contained in Article IV of this Agreement or in any Company Document, as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case any inaccuracy in or breach of such representation and warranty as of such date;

(ii) any breach of any pre-Closing or Closing covenant or agreement of the Company or the Sellers’ Representative contained in this Agreement or in any Company Document;

(iii) any Unpaid Transaction Expenses, in each case, to the extent not reflected in the computation of Final Transaction Expenses;

(iv) (A) any demands or claims by purported holders of securities or equity of the Company or the Subsidiaries related to direct or indirect economic, voting or equity interests in the Company or the Subsidiaries (including in respect of any options, warrants or other Contract rights) arising prior to the Effective Time or in connection with the consummation of the transactions contemplated by this Agreement, or (B) the payment of the Purchase Price or the distribution or allocation by Sellers’ Representative of any amount paid to Sellers’ Representative by Buyer or the Company pursuant to the terms of this Agreement or in accordance with the instructions of Sellers’ Representative;

(v) any indemnification obligations owing by any of the Company and the Subsidiaries to any past or present officers, directors or Employees of the Company and the Subsidiaries with respect to claims made against such past or present officers, directors or Employees to the extent related to events, omissions or activities occurring prior to the Effective Time, in each case to the extent such Losses are not mitigated by the insurance policies of the Company; provided that, indemnification obligations under this Section 7.2(a)(v) with respect to indemnification obligations owing to Employees of any of the Company and the Subsidiaries in their capacities as Employees and not in their capacities as directors, officers and fiduciaries shall be limited to matters that are otherwise indemnifiable pursuant to another subsection of this Section 7.2(a);

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(vi) (A) all Taxes of the Company and the Subsidiaries (or any predecessor thereof) net of any reserves therefor, (I) for any taxable period ending on or before the Closing Date, and (II) for the portion of any Straddle Period ending at the Effective Time (determined as provided in Section 7.7(b)); (B) any failure to timely pay any and all Taxes required to be borne by any Sellers pursuant to Section 7.7(e); and (D) the breach of any representation and warranty in Section 4.10;

(vii) any matters set forth on Schedule 7.2(a)(vii); and

(viii) any indemnification obligation or other Liability arising prior to the Closing Date out of, or related to, Contracts with Customers based on, or related to, any actual or alleged infringement, dilution, misappropriation or other violation of Intellectual Property of a third Person.

(b) From and after the Closing, Sellers’ Representative shall also indemnify and hold the Buyer Indemnified Parties harmless from and against, and pay to the applicable Buyer Indemnified Parties the amount of, any and all Losses based upon, attributable to or arising from:

(i) any inaccuracy in or breach of the representations or warranties contained in Article III of this Agreement or in any Seller Document as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case any inaccuracy in or breach of such representation and warranty accurate as of such date; and

(ii) any breach of any covenant or agreement of Sellers’ Representative contained in this Agreement or in any Seller Document.

(c) From and after the Closing, Buyer hereby agrees to indemnify and hold Sellers’ Representative and its respective heirs, equity holders, directors, officers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses based upon, attributable to or resulting from:

(i) Any inaccuracy in or breach of the representations or warranties made by Buyer in Article V of this Agreement or in any Buyer Document or any allegation by any Person other than a Seller Indemnified Party that, if true, would constitute such an inaccuracy or breach, as of the date hereof and at and as of the Closing Date as if made on the Closing Date, except to the extent that any such representation and warranty relates to a specific date, in which case any inaccuracy in or breach of such representation and warranty accurate as of such date; and

(ii) any breach of any covenant or other agreement on the part of Buyer contained in this Agreement or any Buyer Document;

(d) The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

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7.3 Indemnification Procedures.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VII if notice is in compliance with Section 9.6 except to the extent that the indemnifying party can demonstrate actual and material loss and prejudice as a result of such failure.

(b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third-party in respect of which indemnification may be sought under Section 7.2 hereof (regardless of the limitations set forth in Section 7.4 hereof) (a “Third-Party Claim”), the indemnified party shall promptly cause written notice of the assertion of any Third-Party Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Third-Party Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual and material loss and prejudice as a result of such failure. Subject to the provisions of this Section 7.3, the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against by it hereunder; provided, that the indemnifying party shall have acknowledged in writing to the indemnifying party its unqualified obligation to indemnify the indemnified party as provided hereunder and furnishes evidence to the indemnified party, which is satisfactory to the indemnified party, of its financial ability to indemnify the indemnified party and; provided, further, that that indemnifying party shall not have a right to assume the defense of a Third-Party Claim if (w) such Third-Party Claim seeks an injunction or equitable relief against the indemnified party, (x) the amount of Losses in respect of such Third-Party Claim (and all other pending claims) could be reasonably expected to exceed the amounts for which the indemnifying party is obligated to indemnify the indemnified party, (y) such Third-Party Claim relates to or arises in connection with any criminal proceeding or involves claims by any Governmental Body or by a customer or its Affiliate or (z) the indemnifying party fails to make reasonably adequate provision to satisfy the indemnified party of the indemnifying party’s ability to conduct the defense of such Third-Party Claim. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against by it hereunder, it shall within ten (10) days of the indemnified party’s written notice of the assertion of such Third-Party Claim (or sooner, if the nature of the Third-Party Claim so requires) notify the indemnified party of its intent to do so; provided, that the indemnifying party must conduct its defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard (it being understood that if the indemnifying party fails to actively and diligently conduct such defense, the indemnified party shall be entitled to assume control of such defense and the indemnifying party shall be bound by the results obtained by the indemnified party with respect to such Third-Party Claim). If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against by it hereunder (except in relation to a good faith contest of its obligation to indemnify the indemnified party for such Losses under this Agreement), fails to notify the indemnified party of its election as herein provided, or is not permitted hereunder to assume such defense, the indemnified party shall have the exclusive right to contest, settle or pay the amount claimed and the indemnifying party shall be bound by the results obtained by the indemnified party with respect to such Third-Party Claim. If the indemnified party defends any Third-Party Claim, then the indemnifying party shall reimburse the indemnified party for the reasonable expenses of defending such Third-Party Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Third-Party Claim, the indemnified party may participate, at his or its own expense, in the defense of such Third-Party Claim; provided, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Third-Party Claim. Each party hereto agrees to provide reasonable access to each other party to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third-Party Claim. Notwithstanding anything in this Section 7.3 to the contrary, the indemnifying party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement or admit any liability or otherwise agree to any compromise with respect to the matter, which judgment, settlement, admission or compromise (A) does not irrevocably and without qualification release the indemnified party from all Liability to each third-party with respect thereto, (B) provides for injunctive or other nonmonetary relief affecting the indemnified party, (C) provides for monetary damages that are not fully paid or reimbursed by the indemnifying party, or (D) has an adverse effect on Buyer, any of the Company and the Subsidiaries or an Affiliate thereof, without (in each case), the written consent of the indemnified party. If the indemnifying party makes any payment on any Third-Party Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third-Party Claim. No settlement of any Third-Party Claim shall limit or reduce the right of any indemnified party to indemnification in accordance with this Article VII for all Losses such indemnified party may incur arising out of or resulting from such Third-Party Claim. Notwithstanding the foregoing, any Tax Claim shall be handled in accordance with Section 7.7(d).

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(c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case with respect to a Third-Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay all of such remaining sums so due and owing to the indemnified party in accordance with Section 7.5.

(d) If any Third-Party Claim is of a nature such that (i) the indemnified party is required by applicable Law or any Order, or (ii) it is necessary in the reasonable view of the indemnified party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third-Party Claim by a customer or its Affiliate relating to products or services supplied by the business of the Company and the Subsidiaries or (B) a Third-Party Claim relating to any Material Contract which is necessary to the ongoing operations of the Company and the Subsidiaries or any material part thereof in order to avoid material damage to the relationship between the indemnified party and any of its major customers or to preserve the rights of the indemnified Party under such an essential Material Contract, to make a payment to any Person with respect to the Third-Party Claim before the completion of settlement negotiations or related Legal Proceedings, as the case may be, then the indemnified party may make such payment and the indemnifying party shall, promptly after demand by the indemnified party, reimburse the indemnified party for such payment. If the amount of any liability of the indemnified party under the Third-Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the indemnifying party to the indemnified party, the indemnified party shall, promptly after receipt of the difference from the Person, pay the amount of such difference to the indemnifying party.

7.4 Other Indemnification Provisions.

(a) Sellers’ Representative shall not be required to indemnify any Buyer Indemnified Party under Section 7.2(a)(i), and Section 7.2(b)(i) unless the aggregate amount of Losses suffered by any Buyer Indemnified Parties exceeds $100,000 (the “Deductible”) and, in such event, the indemnifying party shall be required to pay, subject to Section 7.4(b), only the amount of Losses, in excess of the Deductible; provided, that this Section 7.4(a) shall not apply to Losses related to (x) the failure to be true and correct of any of the Fundamental Representations or Indefinite Representations, or (y) any indemnification claim arising out of any fraudulent, intentional or willful breach of any representation of Sellers’ Representative in this Agreement or in any Seller Document, or Company Document. Buyer shall not be required to indemnify any Buyer Indemnified Party under Section 7.2(c)(i) unless the aggregate amount of Losses suffered by any Seller Indemnified Parties exceeds the Deductible and then Buyer shall be required to indemnify the applicable Seller Indemnified Parties, subject to Section 7.4(b), for only the Losses in excess of the Deductible; provided, that this Section 7.4(a) shall not apply to Losses related to (x) the failure to be true and correct of any of the Fundamental Representations or the Indefinite Representations or (y) any indemnification claim arising out of any fraudulent, intentional or willful breach of any representation of Buyer in this Agreement or in any Buyer Document.

(b) Neither Sellers, on the one hand, nor Buyer, on the other hand, shall be required to indemnify any Person under Section 7.2(a)(i), Section 7.2(b)(i), or Section 7.2(c)(i), as applicable, for an aggregate amount of Losses exceeding $2,800,000 (the “General Cap”); provided, that the General Cap shall not apply with respect to Losses related to (x) the failure to be true and correct of any of the Fundamental Representations or the Indefinite Representations or (y) any indemnification claim arising out of any fraudulent, intentional or willful breach of any representation of Sellers’ Representative or Buyer in this Agreement, or in any Seller Document, Company Document, or Buyer Document. Neither Sellers’ Representative, on the one hand, nor Buyer, on the other hand, shall be required to indemnify any Person with respect to Fundamental Representations or Indefinite Representations under Section 7.2(a)(i), Section 7.2(b)(i), or Section 7.2(c)(i), as applicable, for an aggregate amount of Losses exceeding the Closing Payment, as adjusted as provided in Section 2.4, plus any Contingent Payment actually payable pursuant to Section 2.5 (the “Fundamental Cap”); provided, that the Fundamental Cap shall not apply with respect to Losses related to any indemnification claim arising out of any fraudulent breach of any representations of any Seller or Buyer in this Agreement, or in any Seller Document, Company Document or Buyer Document.

(c) For purposes of calculating Losses hereunder, but not for purposes of determining the failure of any representations or warranties to be true and correct or the breach of any covenants or agreements any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

(d) Sellers’ Representative shall not have any right of contribution, subrogation or other recourse against the Company, the Subsidiaries, or their respective directors, managers, officers, Employees, Affiliates, agents, attorneys, stockholders, members, representatives, assigns or successors for any Third-Party Claims asserted by Buyer Indemnified Parties for which Sellers’ Representative has an indemnification obligation under this Agreement.

(e) The amount of any Losses subject to indemnification under this Article VII shall be reduced by the amounts actually recovered by any indemnified party under applicable insurance policies with respect to claims related to such Losses (net, without duplication, of (i) any increase in premiums, (ii) retroactive premiums, (iii) premium adjustments, or (iv) any deductible or retention amounts incurred in obtaining such recovery), and if any indemnified party receives such insurance proceeds after the settlement of any indemnification claim under this Article VII, such indemnified party shall refund to such indemnifying party the amount of such insurance proceeds, up to the amount received in connection with such indemnification claim (net of the total cost of any such recovery). While no indemnified party shall be required to notify the provider(s) of, or seek recovery for such Losses under, any insurance policies prior to seeking recovery for such Losses from the indemnifying party pursuant to, and subject to the limitations of, this Article VII, if applicable insurance policies which respect to claims related to such Losses are in place by the company prior to the Effective Time, such indemnified party shall be required to use commercially reasonable efforts to seek recovery for such Losses under such policies.

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(f) Each of the Parties agree to use its commercially reasonable efforts to mitigate its respective Losses to the extent required by applicable Law upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

(g) In no event shall any indemnifying party be liable to any indemnified party for any special or punitive damages except (i) to the extent constituting a part of any Third Party Claim for which indemnification hereunder is otherwise required, and/or (ii) arising out of, or resulting from, intentional fraud or willful misconduct.

7.5 Indemnity Payments. Any payment Sellers’ Representative is obligated to make to any Buyer Indemnified Parties pursuant to Section 7.3(c) shall be offset against the Contingent Payment to be paid to Sellers’ Representative, on behalf of the Sellers, under Section 2.5 herein. In the event that the Contingent Payment is not earned or does not cover such owed payments in full, then such payments shall be offset against interest earned and dividends payable on the Staffing 360 Preferred Stock on a pro rata basis. If, upon the third (3rd) anniversary of the Original Issue Date as set forth within the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, the interest earned and dividends payable on the Staffing 360 Preferred Stock have not resulted in the payment in full of such payments, then, and only then, shall such payments be offset against the redemption price of the Staffing 360 Preferred Stock on a pro rata basis.

7.6 Exclusive Remedies. Except for the remedies set forth in Section 2.4, Section 6.2, Section 7.7 and Section 9.2, the parties acknowledge and agree that their sole and exclusive remedy (and the sole and exclusive remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties) with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement and claims for equitable relief made with respect to breaches of any covenant contained in this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the provisions set forth in this Article VII. Nothing in this Section 7.6 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled hereunder or to seek any remedy on account of fraud or criminal activity by any party hereto.

7.7 Tax Matters.

(a) Filing of Tax Returns; Payment of Taxes.

(i) The Sellers’ Representative shall file, or cause to be filed, all income Tax Returns of the Company and the Subsidiaries for all taxable periods ending on or before the Closing Date, and shall timely pay any and all Taxes due with respect to such returns, net of any reserves therefor. Such Tax Returns shall be prepared in a manner consistent with prior practice. Following the Closing, Buyer shall cause to be timely filed all other Tax Returns of the Company that relate to a period prior to the Closing Date (other than those Tax Returns described in the foregoing sentence) required to be filed after the Closing Date and, subject to the right to payment from the Sellers under Section 7.7(a)(iii), pay or cause to be paid all Taxes shown due thereon.

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(ii) The parties shall each provide the other with copies of their completed income Tax Returns at least twenty (20) days prior to the due date for filing thereof, along with supporting work papers, for the other parties’ review and approval. The Sellers’ Representative and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that the parties are unable to resolve any dispute with respect to such Tax Return at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to Section 7.7(f), which resolution shall be binding on the parties. Sellers’ Representative and Buyer shall take into account all reasonable revisions on such Tax Returns reasonably requested by the other party.

(iii) Not later than ten (10) days prior to the due date for the payment of Taxes on any Tax Returns which Buyer has the responsibility to cause to be filed pursuant to Section 7.7(a)(i), or within three (3) days of the amount of such Tax Return being finally determined as set forth in Section 7.7(a)(ii) above, the Sellers’ Representative shall pay to Buyer the amount of Taxes, as reasonably determined by Buyer or as finally determined in Section 7.7(a)(ii) above, owed by the Sellers pursuant to the provisions of this Section 7.7(a), except to the extent of any Taxes that were specifically taken into account in the determination of the Purchase Price. No payment pursuant to this Section 7.7(a)(iii) shall excuse the Sellers’ Representative from the indemnification obligations pursuant to Section 7.2 if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of Sellers’ payment under this Section 7.7(a)(iii).

(b) Straddle Period Tax Allocation. If applicable Law does not permit the Company and the Subsidiaries to close any of its taxable years on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a “Straddle Period”), the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to Sellers for the period up to and including the close of business on the Closing Date, and (ii) to Buyer for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a deemed closing of the books and records of the Company and the Subsidiaries as of the close of the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. Notwithstanding the foregoing, property or ad valorem taxes attributable to a Straddle Period shall be allocated to the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

(c) After the Closing, except as otherwise required by Law or as contemplated under this Agreement, Buyer shall not, and shall cause the Company and the Subsidiaries not to, (i) amend any Tax Return, (ii) make or change a material Tax election, or (iii) enter into any voluntary disclosure agreement or similar arrangement with a Government Authority, in each case relating to the Company or the Subsidiaries with respect to any taxable periods ending on or before the Closing Date, to the extent such action would reasonably be expected to result in Losses indemnifiable under this Agreement, without the prior written permission of the Sellers’ Representative, which shall not be unreasonably withheld, conditioned or delayed.

(d) Tax Audits.

(i) If notice of any Legal Proceeding with respect to Taxes of any of the Company and the Subsidiaries (a “Tax Claim”) shall be received by Buyer for which Sellers’ Representative may reasonably be expected to be liable pursuant to Section 7.2(a), Buyer shall notify Sellers’ Representative in writing of such Tax Claim; provided, that the failure of Buyer to give Sellers’ Representative notice as provided herein shall not relieve Sellers’ Representative of its obligations under this Section 7.7, except to the extent that the indemnifying party can demonstrate actual and material loss and prejudice as a result of such failure.

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(ii) Buyer shall have the right, at the expense of Sellers’ Representative, to the extent such Tax Claim is subject to indemnification by Sellers’ Representative pursuant to Section 7.2(a)(vi), to represent the interests of the Company and the Subsidiaries in any Tax Claim; provided, that with respect to a Tax Claim relating exclusively to taxable periods ending on or before the Closing Date, Buyer shall not settle such claim without the consent of Seller’ Representative, which consent shall not be unreasonably withheld or delayed.

(e) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such similar Taxes, and all conveyance fees, recording charges and such other similar fees and charges (including any penalties and interest (collectively, “Transfer Taxes”)) incurred in connection with consummation of the Transactions shall be paid (i) 50% by Sellers’ Representative and (ii) 50% by Buyer when due, and the Sellers’ Representative, on the one hand, and Buyer, on the other hand, will, each at their own expense, cooperate to file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

(f) Disputes. Any dispute as to any matter covered in this Section 7.7 shall be resolved by the Independent Accountant. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct. The fees, costs and expenses of the Independent Accountant shall be allocated to and borne by Buyer, on the one hand, and Sellers’ Representative, on the other hand, based on the inverse of the percentage that the Independent Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant. For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of Sellers’ Representative’s position, 60% of the costs of its review would be borne by Buyer and 40% of the costs would be borne by Sellers’ Representative. Reimbursement to the non-filing party, if required, shall be paid within three (3) days of final determination of the disputed amount by the Independent Accountant.

7.8 [Intentionally Omitted]

7.9 Right to Setoff. Subject to the procedure set forth in Section 7.5 herein, Buyer shall be entitled, subject to the limitations set forth in this Article VII, to offset any claim for a Loss by a Buyer Indemnified Party pursuant to this Article VII or any payments due and payable to Buyer by Sellers’ Representative or pursuant to this Agreement (including Section 2.4 and Section 7.5) against payments due and payable by Buyer to Sellers’ Representative or any Seller Indemnified Party under this Agreement (including Section 2.5). Claims with respect to the Buyer’s set-off right shall be subject to the procedures set forth in Section 7.3. Any exercise of Buyer’s right to set-off against any amounts due and payable pursuant to this Agreement shall not constitute a breach or an event of default under this Agreement regardless of whether such setoff is later determined to be unjustified or impermissible in arbitration, by a court or otherwise.

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Article VIII
TERMINATION

8.1 Termination.

(a) This Agreement may be terminated prior to the Closing as follows:

(i) by written consent of Sellers’ Representative and Buyer;

(ii) upon written notice from either Sellers’ Representative or Buyer to the other on or after the Outside Date, if the Closing shall not have occurred by the close of business on such date, provided that the terminating Party is not in material default of any of its obligations hereunder;

(iii) by Sellers’ Representative or Buyer, if there shall be in effect a final non-appealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, that the right to terminate this Agreement under this Section 8.1(a)(iii) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(iv) by Buyer, if Sellers’ Representative, Sellers or the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Sellers, Sellers’ Representative or the Company shall have become untrue, in either case such that the conditions set forth in Section 2.7 would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) days following receipt by Buyer of notice of such breach from Sellers’ Representative;

(v) by Sellers’ Representative, if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 2.8 would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) days following receipt by Sellers’ Representative of notice of such breach from Buyer;

(b) In the event of termination by Buyer or Seller, or both, pursuant to Section 8.1(a), written notice thereof shall forthwith be given to Sellers’ Representative, in the event of termination by Buyer, or to Buyer, in the event of termination by Sellers’ Representative, and this Agreement shall terminate.

(c) In the event that this Agreement is validly terminated as provided herein, then each Party shall be relieved of their duties and obligations arising under this Agreement except for obligations contained herein regarding the obligations of the Buyer or Sellers’ Representative to keep information confidential, and such termination shall be without Liability to Buyer, Sellers’ Representative, each Seller or the Company and its Subsidiaries; provided, that the obligations of the Parties set forth in Section 6.6, Article VIII and Article IX shall survive any such termination and shall be enforceable hereunder; provided further, that nothing in this Section 8.1(c) shall relieve Buyer or Sellers of any Liability for a breach of this Agreement prior to the effective date of termination.

Article IX
MISCELLANEOUS

9.1 Expenses. Except as otherwise expressly provided in this Agreement, Sellers, on the one hand, and Buyer, on the other hand, shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

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9.2 Specific Performance. The parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to the parties, and that the parties will not have an adequate remedy at Law. Therefore, the obligations of the parties under this Agreement, including Sellers’ Representatives’ obligation to sell the Stock to Buyer, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

9.3 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the Burrough of Manhattan in New York, New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Each of the parties hereby consents to process being served by any party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.6.

9.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), the Seller Documents, the Company Documents, and the Buyer Documents represent the entire understanding and agreement between the parties with respect to the subject matter hereof, supersede all prior oral discussions and written agreements between the parties with respect to the subject matter hereof (including any term sheet or similar agreement or document relating to the transactions contemplated hereby), and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect. The parties represent and acknowledge that in executing this Agreement, the parties did not rely, and have not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by any other party hereto, except as expressly contained in this Agreement; provided, that (a) Sellers and the Company acknowledge that Buyer relied on, among other things, the representations and warranties contained in this Agreement, the Seller Documents and the Company Documents, in deciding whether to enter into this Agreement, and (b) Buyer acknowledges that Sellers relied on, among other things, the representations and warranties contained in this Agreement and the Buyer Documents, in deciding whether to enter into this Agreement. The parties hereto represent that they relied on their own judgment in entering into this Agreement. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. A breach of this Agreement shall not preclude injunctive relief. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy, including injunctive relief. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

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9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s or any other state’s or other jurisdiction’s principles of conflict of laws.

9.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by email (with written confirmation of delivery) or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to Sellers, Sellers’ Representative or, prior to the Closing, the Company, to:

Chapel Hill Partners, LP

Jean-Pierre Sakey, GP

33 Bella Casa Way

Clayton, NC 27527

Attn: Jean-Pierre Sakey

Email: jpsakey@headwaywfs.com and jp.sakey@gmail.com

With a copy to:

Becker LLC

354 Eisenhower Parkway,

Suite 1500

Livingston, NJ 07869

Attn: Martin Borosko

Email: mlborosko@becker.legal

If to Buyer or, following the Closing, the Company, to:

Staffing 360 Solutions, Inc.

757 3rd Avenue

27th Floor

New York, NY 10017

Attn: Brendan Flood

Email: brendan.flood@staffing360solutions.com

With a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza

26th Floor

New York, NY 10112

Attn: Rick Werner and Simin Sun

Email: rick.werner@haynesboone.com and simin.sun@haynesboone.com

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9.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, such provision shall be modified so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below or as otherwise expressly provided herein. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of Buyer and Sellers’ Representative and any attempted assignment without the required consents shall be void; provided, that Buyer may assign this Agreement and any or all rights or obligations hereunder or thereunder (including Buyer’s rights to purchase and receive the Stock and Buyer’s rights to seek indemnification hereunder) to any Affiliate of Buyer, any Person from which it has borrowed money or any Person to which Buyer or any of its Affiliates proposes to sell all or substantially all of the Stock. Upon any such permitted assignment, the references in this Agreement to Buyer shall also apply to any such assignee unless the context otherwise requires.

9.9 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of Buyer or its Affiliates shall have any liability for any obligations or liabilities of Buyer under this Agreement or the Buyer Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that a signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other electronic format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic format signature page were an original thereof.

9.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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9.12 Sellers’ Representative.

(a) Seller’ Representative hereby certifies that it has been nominated, constituted and appointed as the agent, agent for service of process and the true and lawful attorney-in-fact of each Seller, individually, and all Sellers, collectively, with full power of substitution, to act in the name, place and stead of any Seller with respect to any matter under this Agreement, including the exercise of the power to (i) execute, deliver, acknowledge, certify and file (in the name of Sellers, any Seller or otherwise) any documents or consents and otherwise take any actions, and make or receive any payments or disbursements, that Sellers’ Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, on behalf of Sellers, in connection with any matter contemplated in Section 2.4, Section 2.5, Article VII, Section 9.3 or Section 9.8 (including negotiating, entering into compromises or settlements of and resolving any dispute or litigation with respect to any such matters); and (ii) give and receive notices and communications under this Agreement. Sellers’ Representative hereby accepts its appointment as Sellers’ Representative. The power of attorney granted in this Section 9.12 is coupled with an interest and irrevocable, may be delegated by Sellers’ Representative and shall survive the death, incapacity, dissolution or liquidation of each Seller.

(b) A decision, act, consent or instruction of Sellers’ Representative shall constitute a decision of Sellers and shall be final, binding and conclusive upon Sellers. Buyer, the Company and the Subsidiaries are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of Sellers’ Representative. Notwithstanding anything to the contrary contained in this Agreement, Buyer (and, if applicable, any Buyer Indemnified Party) shall be entitled to (i) deal exclusively with Sellers’ Representative on all matters relating to Section 2.4, Section 2.5, Article VII, Section 9.3 or Section 9.8 and (ii) rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by Sellers’ Representative, and on any other action taken or purported to be taken on behalf of any Seller by Sellers’ Representative, as fully binding upon such Seller.

(c) (i) Sellers’ Representative may at any time, upon thirty (30) days prior written notice to Buyer and Sellers, resign and designate a replacement Sellers’ Representative, or (ii) if Sellers’ Representative shall dissolve or liquidate or otherwise become unable to fulfill its responsibilities as representative of Sellers, then Sellers holding a majority of the Stock prior to the Closing shall within thirty (30) days after such dissolution, liquidation or other event, appoint a successor representative and, promptly thereafter, shall notify Buyer of the identity of such successor; provided, that, with respect to the preceding clauses (i) and (ii), such changes to Sellers’ Representative shall be effective upon the later of the date indicated in such notice or the date such notice is received by Buyer; provided, further, that until such notice is received, Buyer shall be entitled to rely on the decisions, actions, consents and instructions of the prior Sellers’ Representative as described in Section 9.12(b). Any such successor shall become “Sellers’ Representative” for purposes of this Agreement, and all power, authority, rights and privileges conferred in this Agreement to Sellers’ Representative will apply to any successor Sellers’ Representative. If for any reason there is no Sellers’ Representative at any time, all references herein to Sellers’ Representative shall be deemed to refer to the number of Sellers holding a majority of the Stock prior to the Closing.

(d) No bond shall be required of Sellers’ Representative. Sellers’ Representative shall not be liable to any Seller for any act done or omitted hereunder as Sellers’ Representative, unless such action or omission results from or arises out of fraud, willful misconduct, gross negligence or bad faith on the part of Sellers’ Representative, with the understanding that any act done or omitted pursuant to the advice of counsel shall be considered conclusive evidence of Sellers’ Representative’s good faith. Sellers’ Representative shall be entitled to be indemnified by Sellers, on a joint and several basis, for any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Sellers’ Representative with respect to any matter arising out of or in connection with the acceptance or administration of its duties hereunder. Sellers’ Representative shall be entitled to recover from Sellers, on a joint and several basis, any out-of-pocket costs and expenses reasonably incurred by Sellers’ Representative in good faith and in connection with actions taken by Sellers’ Representative pursuant to this Agreement (including the hiring of accountants and legal counsel and the incurring of accounting and legal fees and costs). Sellers’ Representative shall keep reasonably detailed records of the costs and expenses for which it seeks reimbursement as herein provided. Anywhere in the Agreement where Sellers’ Representative is obligated to pay any amount to Buyer (or any Buyer Indemnified Party) after the Closing Date in its capacity as Sellers’ Representative, the obligation to pay such amount is an obligation of the applicable Seller(s) and Sellers’ Representative’s obligation is to pay over such amounts on behalf of the applicable Seller(s) upon receipt thereof from such Seller(s).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

“BUYER”:
STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman, CEO, and President

Signature Page to Stock Purchase Agreement

“COMPANY”:

HEADWAY WORKFORCE SOLUTIONS, Inc.

By:	/s/ Joseph Yelenic
Name:	Joseph Yelenic
Title:	President

Signature Page to Stock Purchase Agreement

SELLERS’ REPRESENTATIVE”:

By:	/s/ Jean-Pierre Sakey
Name:	Jean-Pierre Sakey
Title:	General Partner

Signature Page to Stock Purchase Agreement

Exhibit A

Adjusted EBITDA

The primary purpose of this Adjusted EBITDA valuation and the corresponding potential for the Sellers’ Representative, on behalf of the Sellers, to earn a Contingent Payment is to provide future EBITDA credit to the Company’s trailing 12-month (TTM) EBITDA during the Contingent Period for the following three (3) areas:

●	Non-recurring expenses;

●	Consolidated net annualized savings and/or service delivery benefit for being part of the 360 Group of companies, including, but not limited to, the consolidation of insurances, audit, back office and technology support services, in the net annualized estimated amount of the net annualized and savings (i.e. addback of the estimated net annualized savings in calculation of the Adjusted EBITDA for the Contingent Payment instead of only the savings realized in the Contingent Payment period) (the “Estimated Net Annualized Savings”);

●	Net income recognition and/or collections related to prior periods prior to the close, to the extent not included in the Closing Balance Sheet.

Examples of the implementation of such credits, the utilization of which has been agreed to by both parties, include, but are not limited to:

●	Addback of Consulting Agreement fees/expenses prior to the Closing;

●	Addback for the Estimated Net Annualized Savings;

●	Margin credit for services from the Company’s CORE operations to other 360 businesses;

●	Inclusion in EBITDA the net financial benefit of the Employee Retention Tax Credit for all of the Subsidiaries, to the extent approved by the IRS;

●	Inclusion in EBITDA the net financial benefit of the current IRS Tax Abatement case; and

●	Inclusion in EBITDA of the net proceeds from the RTI Claim.

The parties further agree that, in the event Losses (as defined within the Purchase Agreement) arising under Section 7.2(a) or Section 7.2(b) of the Purchase Agreement exceed the General Cap as set forth within Section 7.4(b) of the Purchase Agreement, such Losses in excess of the General Cap will be considered as a deduction within the calculation of Adjusted EBITDA.

Annex A

Contingent Payment

The Contingent Payment will be calculated at a 2.5 multiple of trailing 12-month (TTM) Adjusted EBITDA.

A ceiling of $2,000,000 in TTM Adjusted EBITDA will be set for the Contingent Payment. There will be no minimum TTM Adjusted EBITDA for the Contingent Payment calculation (i.e., a TTM Adjusted EBITDA of $0 will not result in a negative adjustment to the Purchase Price).

More specifically, as example:

1.	Adjusted EBITDA of $0 or less than $0 = no Contingent Payment

2.	Adjusted EBITDA of $500,000 x 2.5 multiple = $1,250,000 Contingent Payment

3.	Adjusted EBITDA of $1,000,000 x 2.5 multiple = $2,500,000 Contingent Payment

4.	Adjusted EBITDA of $1,800,000 x 2.5 multiple = $4,500,000 Contingent Payment

5.	Adjusted EBITDA of $2,000,000 (or, for the avoidance of doubt, anything in excess of $2.0mm) x 2.5 multiple = $5,000,000 Contingent Payment

Exhibit B

Benchmark Balance Sheet

See Attached

SCHEDULES TO STOCK PURCHASE AGREEMENT

dated April 18, 2022

among

STAFFING 360 SOLUTIONS INC.,

HEADWAY WORKFORCE SOLUTIONS, INC.,

and

CHAPEL HILL PARTNERS, LP

These Schedules are delivered by the parties pursuant to and as part of the Stock Purchase Agreement, dated April 18, 2022 (the “Purchase Agreement”), between Staffing 360 Solutions, Inc., a Delaware Corporation (“Buyer”), Headway Workforce Solutions, Inc., a Delaware corporation (the “Company”), and Chapel Hill Partners, LP, as the representative of all of the stockholders (collectively, the “Sellers”) of the Company (the “Sellers’ Representative”).

LIST OF SCHEDULES

Schedule	Name

2.7(k)	Officers and Directors- Resignations and Release of Claims
2.7(n)	Domain Names
2.7(o)	Real Property Leases
2.7(p)	Employment Agreements
3.3(b)	No Violation; Seller Consents
3.4	Ownership and Transfer of Stock
3.5	Litigation
3.6	Financial Advisors
4.1	Jurisdictions
4.3(a)	Conflicts; Consents of Third Parties
4.3(b)	Governmental Authorizations and Consents
4.4(a)	Capitalization
4.4(b)	No Redemption Obligation
4.5	Subsidiaries
4.7(a)	Financial Statements
4.7(d)	Indebtedness
4.8	No Undisclosed Liabilities
4.9	Absence of Certain Developments
4.10	Taxes
4.11(a)	Real Property
4.11(k)	Warranties
4.12(a)	Tangible Personal Property
4.12(b)	Personal Property Leases
4.13(a)	Registered Intellectual Property
4.13(e)	Intellectual Property Licenses
4.13(g)	Software Escrow Agreements
4.13(h)	Proprietary Software
4.13(n)	Privacy Policy
4.14(a)	Material Contracts

4.14(b)	Status of Material Contracts
4.15(a)	Employee Benefit Plans
4.15(b)	Employee Benefit Plans- No Outstanding Contribution Requirements
4.15(g)	Payments to Employees
4.15(i)	Independent Contractor Liability
4.15(j)	Employees
4.15(l)	At-Will Employment
4.16	Litigation
4.17(a)	Material Compliance
4.17(b)	Permits
4.18	Environmental Matters
4.19	Insurance
4.21	Related Party Transactions
4.22	Banks; Power of Attorney
4.25(a)	Significant Customers
4.25(b)	Significant Suppliers
4.26	Financial Advisors
4.27(a)	CARES Act and PPP Loans
5.3(a)	No Conflict
5.3(b)	Consents
5.4	Litigation
5.6	Financial Advisors
5.8	Staffing 360 Preferred Stock
6.1	Transactions with Related Parties
7.2(a)(vii)	Indemnification

Exhibit C

Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock

See Attached

staffing 360 solutions, inc.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES H CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

Delaware GENERAL CORPORATION LAW

The undersigned, Brendan Flood and Nick Koutsivitis, do hereby certify that:

1. They are the President and Secretary, respectively, of Staffing 360 Solutions, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 20,000,000 shares of preferred stock, of which none are currently issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 20,000,000 shares, $0.00001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Acquisition Agreement, up to 9,000,000 shares of the preferred stock, convertible into an aggregate of 3,500,000 shares of common stock, subject to adjustment, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Acquisition” means the acquisition of Headway Workforce Solutions, Inc. and its subsidiaries by the Corporation pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Stock Purchase Agreement, dated April 18, 2022, by and among the Corporation, Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP, as the seller’s representative.

“Attribution Parties” shall have the meaning set forth in Section 6(d).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

“Closing” means the closing of the Acquisition pursuant to the terms of the Acquisition Agreement.

“Closing Date” means the Business Day on which the Acquisition Agreement and all related documentation have been executed and delivered by the applicable parties thereto and all conditions precedent to the consummation of the Acquisition and the issuance and delivery the Preferred Stock by the Corporation have, in each case, been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.00001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a)(i).

“Conversion Price” shall have the meaning set forth in Section 6(b).

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“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Debt Instruments” shall have the meaning set forth in Section 9(j).

“Dividend Rate” means an annual rate equal to twelve percent (12%), provided, if the Corporation has not redeemed all of the outstanding shares of the Series H Convertible Preferred Stock by the third (3rd) anniversary of the Issue Date, the Dividend Rate shall automatically be increased to an annual rate equal to fifteen percent (15%).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Delaware Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a)(i).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIK Dividend” shall have the meaning set forth in Section 3(a).

“Preferred Stock” shall have the meaning set forth in Section 2.

“Preferred Dividends” shall have the meaning set forth in Section 3(a).

“Quarterly Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Redemption Date” shall have the meaning set forth in Section 8(b).

“Redemption Notice” shall have the meaning set forth in Section 8(b).

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“Redemption Price” shall have the meaning set forth in Section 8(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series H Liquidation Preference” shall have the meaning set forth in Section 5.

“Share Delivery Date” shall have the meaning set forth in Section 6(c)(i).

“Stated Value” shall have the meaning set forth in Section 2.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Transfer Agent” means Action Stock Transfer Corporation, the current transfer agent of the Corporation.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series H Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 9,000,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $1.00 (the “Stated Value”).

Section 3. Dividends and Distributions.

a) Cash Dividends. The Holders of the Preferred Stock shall be entitled to receive dividends, out of funds legally available therefor, at the rate equal to the Dividend Rate of the Stated Value (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) accruing from the date upon which such shares of Preferred Stock were first issued (the “Preferred Dividend”), in preference and priority to any payment of any dividend on shares of capital stock ranking junior to the Series H Convertible Preferred Stock in dividends or liquidation rights. The Preferred Dividend shall be payable quarterly in arrears on March 30th, June 30th, September 30th and December 31st of each calendar year (each such date a “Quarterly Dividend Payment Date”), except that if any Quarterly Dividend Payment Date is not a Business Day, then they shall be payable on the next succeeding Business Day. The Preferred Dividend shall be payable in cash, provided, however, if any event of default has occurred under any of the Corporation’s or its subsidiaries’ Debt Instruments (as defined below) or payment of such dividend in cash would not be permissible under applicable law, then the Corporation may pay such dividend in-kind by adding the amount of such Preferred Dividend to the Stated Valued (“PIK Dividends”). In the event that the Corporation pays the Preferred Dividend on any given Quarterly Dividend Payment Date as PIK Dividends, then the Dividend Rate for the applicable quarter, retroactive to the first day of such quarter, shall be increased by three (3) percentage points. Preferred Dividends shall be cumulative, whether or not declared or paid. Dividends payable on the Series H Convertible Preferred Stock will be computed on the basis of a 365-day year and the actual number of days elapsed and will be deemed to accrue on a daily basis.

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b) Calculation and Payment. Preferred Dividends shall be cumulative, whether or not declared or paid. Dividends payable on the Series H Convertible Preferred Stock will be computed on the basis of a 365-day year consisting of twelve 30-day months and the number of days actually elapsed, and will be deemed to accrue on a daily basis.

c) Failure to Pay Dividends. For so long as the Preferred Stock is outstanding, if the Corporation fails to pay accrued dividends to any Holder of the Preferred Stock for any quarter pursuant to Section 3(a), whether in cash or in kind, the then the Dividend Rate for the applicable quarter, retroactive to the first day of such quarter, shall be increased by three (3) percentage points to annual rate equal to fifteen percent (15%).

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall vote on an “as converted” basis, subject to the Beneficial Ownership Limitation (which Beneficial Ownership Limitation shall be calculated on a basis which includes, for purposes of this Section 4, the number of shares of Common Stock which are issuable upon conversion of the unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties) on all matters submitted to the holders of Common Stock for approval. In addition, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation legally available therefor, prior and in preference to the Common Stock, and on a pari passu basis with the Corporation’s other classes of preferred stock (if any), an amount per share of Preferred Stock equal to the greater of: (i) an amount equal to the sum of (A) the Stated Value, plus (B) any accrued but unpaid dividends on such share of Preferred Stock as of immediately prior to such Liquidation and (ii) the amount that would be distributable pursuant to such Liquidation in respect of the shares of Common Stock into which such share of Preferred Stock would be converted pursuant to Section 6 hereof (without regard to any of the limitations on convertibility contained therein) if all outstanding shares of the Preferred Stock were converted into shares of Common Stock as of immediately prior to such Liquidation; provided, that in each such case, if a Liquidation occurs prior to the Redemption Date, in calculating the accrued but unpaid dividends on such share of Preferred Stock held by such Holder, the Holder will be deemed entitled to, and such share of Preferred Stock shall be deemed to have accrued, all Preferred Dividends that would have accrued between the Closing Date and Redemption Date, less any Preferred Dividends previously paid to the Holder prior to such Liquidation (the “Series H Liquidation Preference”). For the avoidance of doubt, following the payment of the Series H Liquidation Preference upon a Liquidation, the Preferred Stock will not participate in any distribution to the Common Stock or other class or series of capital stock of the Corporation

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Section 6. Conversion.

a) Conversions at Option of Holder; Conversion at the Option of the Corporation.

i.	Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $2.5714, subject to adjustment herein (the “Conversion Price”).

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c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than the five (2) Business Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends on the shares of Preferred Stock subject to such Conversion, if any. Each certificate evidencing shares of Common Stock issued to the Holder following the conversion of the Series H Convertible Preferred Stock shall bear the following restrictive legend or a similar legend until such time as the transfer of such security is not restricted under the federal securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Acquisition Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock , (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

c) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 8.  Redemption.

a) General. Unless prohibited by Delaware law governing distributions to stockholders, shares of the Preferred Stock may be redeemed by the Corporation through a cash payment at a per share price equal to the Stated Value (including, for the avoidance of doubt, all PIK Dividends accreted thereto), plus all accrued but unpaid dividends thereon (the “Redemption Price”), at any time on or after the Original Issue Date. Upon the third anniversary of the Original Issue Date, the Corporation shall redeem all of the shares of the Preferred Stock at the Redemption Price.

b) Redemption Notice. The Corporation shall send written notice of any redemption (the “Redemption Notice”) to each Holder of record of Preferred Stock not less than ten (10) days prior to the date that such shares are to be redeemed (the “Redemption Date”). Each Redemption Notice shall state:

i. the number of shares of Series H Convertible Preferred Stock held by the Holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

ii. the Redemption Date and the Redemption Price; and

iii. for Holders of shares in certificated form, that the Holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series H Convertible Preferred Stock to be redeemed.

c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each Holder of record of shares of Preferred Stock to be redeemed on such Redemption Date, unless such Holder has exercised his, her or its right to convert such shares as provided in Section 6, shall, if a Holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Preferred Stock shall promptly be issued to such Holder.

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d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the Holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

e) Failure to Redeem on Third Anniversary of the Closing Date. In the event the Corporation fails to redeem the Preferred Stock on or prior to the third anniversary of the Original Issue Date, the then the Dividend Rate for the period commencing on the third anniversary of the Original Issue Date and ending on the date the Preferred Stock is redeemed, shall be increased by three (3) percentage points to annual rate equal to fifteen percent (15%).

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Brendan Flood, e-mail address brendan.flood@staffing360solutions.com or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Acquisition Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 9 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 9 on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the State of Delaware (the “Delaware Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)  Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Acquisition Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series H Convertible Preferred Stock.

j) Debt Instruments. Notwithstanding anything contained herein to the contrary, any payment of dividends or Redemption Price in cash may not be permitted by the Corporation’s and its subsidiaries then-existing debt instruments (collectively “Debt Instruments”). To the extent that the Corporation is not able to pay any dividends or Redemption Price in cash under applicable law and in compliance with its and its subsidiaries Debt Instruments, the Corporation shall not have any obligation to pay such amount in cash until such that such cash payment would be permissible under such Debt Instruments and applicable law.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this [       ]th day of April 2022.

By:	________________________	By:	_______________________
Name:	Brendan Flood	Name:	Nick Koutsivitis
Title:	President	Title:	Secretary

Signature Page to Certificate of Designation

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series H Convertible Preferred Stock indicated below into shares of common stock, par value $0.00001 per share (the “Common Stock”), of Staffing 360 Solutions, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Acquisition Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Preferred Stock subsequent to Conversion: ________________
Address for Delivery: ______________________

[HOLDER]

By:
Name:
Title:

Signature Page to Certificate of Designation